COMPUTER ASSOCIATES INTERNATIONAL INC.

                  Computer Associates Savings Harvest Plan

                                ("CASH Plan")

                         [As Amended and Restated
                          Effective March 31, 1992]









        [Incorporating All Amendments Adopted Through March 31, 1992]

	TABLE OF CONTENTS

	ARTICLE I
	GENERAL DEFINITIONS

1.1(1)            Beneficiary...............................  1
1.1(2)            Code......................................  1
1.1(3)            Committee.................................  1
1.1(4)            Compensation..............................  1
1.1(5)            Disability................................  3
1.1(6)		Early Retirement Age......................  4
1.1(7)            Employee..................................  4
1.1(8)            Employer..................................  4
1.1(9)            Hour of Service...........................  5
1.1(10)           Normal Retirement Age.....................  5
1.1(11)           One Year Break-in-Service.................  5
1.1(12)           Participant...............................  6
1.1(13)           Period of Separation......................  6
1.1(14)           Period of Service.........................  6
1.1(15)           Period of Severance.......................  7
1.1(16)           Plan......................................  8
1.1(17)           Plan Year.................................  8
1.1(18)           Re-Employed Individual....................  8
1.1(19)           Related Company...........................  9
1.1(20)           Trust.....................................  9
1.1(21)           Trustee.................................... 10
1.1(22)           Valuation Date............................. 10
1.2               Effective Date............................. 10

	ARTICLE II
	OBJECTIVE OF THE PLAN

2.1			.......................................... 11
2.2			.......................................... 11


	ARTICLE III
	PARTICIPATION

3.1			Eligibility............................... 12
3.2			Date of Participation..................... 13
3.3			Employment by Related Company............. 14


	ARTICLE IV
	CONTRIBUTIONS TO THE PLAN

4.1			Pre-Tax Contributions..................... 16
4.2			Employer Matching Contributions........... 18



	ARTICLE IV - CONTINUED

4.3			Employer Discretionary Contributions...... 18
4.4			Voluntary Contributions................... 19
4.5			Salary Reduction Agreements............... 19
4.6			Form and Payment of Contributions
			to the Trust.............................. 20
4.7			Non-Discrimination Tests.................. 21
4.8			Amendments and Revocation of Salary
			Reduction Agreements...................... 32
4.9			Make-Up Contributions..................... 33
4.10		      Rollover Contributions.................... 34
4.11		      Transfers From Another Qualified Plan..... 34
4.12		      Transfer Procedures....................... 35
4.13		      Transfer to Other Qualified Plans......... 35

	ARTICLE V
	PARTICIPANTS' ACCOUNTS

5.1			Separate Accounts......................... 37
5.2			Allocation of Employer Contributions...... 37
5.3			Allocation of Net Income or Net Loss...... 40
5.4			Forfeitures and Unallocated Trust Funds... 41
5.5(1)		Limitations on Annual Additions........... 43
5.5(2)		Removal of Excess Contributions........... 43
5.5(3)		Definitions............................... 45

	ARTICLE VI
	VESTING

6.1			Vesting of Pre-Tax, Voluntary and
			Rollover Contribution Accounts............ 47
6.2			Vesting of Employer Contribution
			Accounts.................................. 47
6.3			Years of Service.......................... 48

	ARTICLE VII
	DISPOSITION OF VESTED INTERESTS IN ACCOUNTS

7.1			Termination Other Than by Reason of
			Retirement, Disability or Death........... 49
7.2(1)		Payment at Normal Retirement Age.......... 49
7.2(2)		Early Retirement Age or Disability........ 50
7.2(3)		Payment Upon Death........................ 50
7.3			Methods of Distribution................... 51
7.4			Designation of Beneficiary................ 52
7.5			Notification.............................. 54
7.6			Minimum Distribution Rules................ 55
7.7			Timing of Death Benefit Distributions..... 61
7.8			Valuation of Distribution................. 62
7.9			Direct Rollover of Eligible Rollover
			Distributions............................. 63


	ARTICLE VIII
	IN-SERVICE WITHDRAWALS AND LOANS

8.1			Withdrawals from Participants' Accounts... 67
8.2			Loans to Participants..................... 71


	ARTICLE IX
	MISCELLANEOUS PROVISIONS

9.1			Termination............................... 76
9.2			Merger or Consolidation................... 77
9.3			Alienation Prohibited..................... 77
9.4			Governing Law............................. 79
9.5			Plan Not Contract of Employment........... 80
9.6			Reversion of Certain Contributions........ 80
9.6(1)		Disallowance of Deduction................. 80
9.6(2)		Disqualification of Plan.................. 81
9.6(3)		Mistake of Fact........................... 81
9.7			Participant or Beneficiary Unable
			to be Found............................... 82


	ARTICLE X
	ADMINISTRATIVE PROVISIONS

10.1(1)		Committee................................ 83
10.1(2)		Quorum; Majority to Govern............... 83
10.1(3)		Act of Committee......................... 83
10.1(4)		By-Laws.................................. 83
10.1(5)		Powers and Duties of Committee........... 83
10.1(6)		Advisers................................. 85
10.1(7)		Allocation of Fiduciary
			Responsibilities......................... 85
10.1(8)		Investment Manager....................... 85
10.1(9)		Claims Procedure......................... 85
10.1(10)		Indemnification.......................... 85
10.2		      Employer................................. 86
10.2(1)		Contributions............................ 86
10.2(2)		Appointment Removal and Compensation
		      of Trustee............................... 86
10.2(3)		Expenses................................. 86
10.2(4)		Amendment of Plan........................ 86
10.3	            Service in More Than One Capacity........ 87
10.4	            Payments to the Trust and
	            Establishment of Investment Funds........ 87
10.5	            Payments From the Trust.................. 87
10.6		      Voting Rights with Respect to Company
			Stock Fund............................... 88



	ARTICLE XI
	INVESTMENT DIRECTIONS

11.1	            Directed Investments..................... 90
11.2	            Allocation of Employer Discretionary
	            Contributions Made in Computer Associates
	            International, Inc. Stock................ 91
11.3	            Application of Securities Law............ 92


	ARTICLE XII
	SPECIAL TOP-HEAVY PROVISIONS

12.1			Purpose................................. 93
12.2			Determination of Top-Heaviness.......... 93
12.3			Key Employees........................... 95
12.4			Aggregation Rules....................... 96
12.5			Special Minimum Contribution Rules and
			Vesting Rules Becoming Operative in the
			Event the Plan Becomes Top-Heavy........ 97
12.6			Termination of Top-Heavy Status......... 99


	ARTICLE XIII
	SPECIAL SITUATIONS

13.1			Definitions.............................100
13.1(1)		Annuity Starting Date...................100
13.1(2)		Prior Company...........................100
13.1(3)		Prior Plan..............................100
13.1(4)		Transferred Employee....................101
13.2			Eligibility of Transferred Employees....101
13.3			Prior Plan Accounts and Money Purchase
			Accounts................................102
13.4			Vesting of Transferred Employees........102
13.5			Distribution of Accounts	of
			Transferred Employees...................103
13.6			Assignment of Money Purchase Account
			for Plan Loan...........................117
 13.7			Rollover Contribution Account of


			Non-Transferred Employees...............118

APPENDIX		Effective Date Provisions...............A-1


	PREAMBLE
		The Computer Associates Savings Harvest Plan (the "CASH Plan"), as amended and restated effective March 31, 1992, constitutes an amendment, restatement and continuation of the CASH Plan as in effect on March 30, 1992.
		Initially, Computer Associates International, Inc. (the "Company") adopted each of the Computer Associates International, Inc. Employees' Money Purchase Pension Plan (the "Pension Plan") and the
Computer Associates International, Inc. Employees' Profit Sharing Plan
(the "Profit Sharing Plan") effective as of
January 1, 1981 (referred to collectively hereinafter as the "Prior
Plans"). In March of 1985, the Company amended the Pension Plan to convert said Plan into a profit sharing plan ("Employees' Savings and Thrift Plan") for the Plan Year ending March 31, 1985.
		Effective August 1, 1985, the Company completely amended and restated the Employees' Savings and Thrift Plan and merged the Profit Sharing Plan with and into the aforesaid Plan, thereby creating the CASH Plan.
		The CASH Plan was subsequently amended from time to time as a result of the acquisition by the Company of Software International Corporation, BPI Systems, Inc. and UCCEL Corporation, to set forth the rights of employees of the acquired companies who became employees of the Company and participants in the CASH Plan, and was further amended to (a) comply with certain provisions of the Tax Reform Act of 1986 ("TRA'86") in effect with respect to the Plan and (b) add a Guaranteed Income Fund and a Company Stock Fund to the investment funds available to participants.
		Effective April 1, 1988, the CASH Plan was completely amended and restated to incorporate all amendments made to the Plan since the Plan's restatement effective April 1, 1985. Subsequent to this restatement, the Plan was further amended from time to time as a result of further acquisitions by the Company of Applied Data Research, Inc., Cullinet Software, Inc., DBMS, Inc., CompuSystems, Inc., and On-
Line Software International, Inc., to set forth the rights of employees of the acquired companies who became employees of the Company and participants in the CASH Plan, and to (a) further comply with certain provisions of TRA'86, such as provisions relating to vesting, in-service hardship distributions, and the $200,000 limitation on Compensation, (b) reflect certain changes in the investment funds available to Plan participants, (c) change the Plan Year, (d) comply with the final regulations issued by the Department of Labor relating to Plan loans, and (e) set forth the rights of Employees of the Company who transferred to Newco in connection with the joint venture entered into between the Company and The Newtrend Group Limited Partnership.

		The purpose of this amendment and restatement of the CASH Plan is to (a) incorporate all amendments made to the Plan since its most recent amendment and restatement, (b) set forth the rights of those employees of Pansophic Systems Incorporated and Nantucket Corporation who became employees of the Company and participants in the CASH Plan in connection with the acquisition by the Company of Pansophic Systems Incorporated and Nantucket Corporation, respectively, (c) make certain improvements to the Plan, including (i) permitting after-tax Voluntary Contributions without Committee consent, (ii) removing the hardship limitations with respect to Plan loans, (iii) permitting the distribution of Computer Associates stock under the Computer Associates Stock Fund either in cash or in kind pursuant to the participant's election, (iv) changing the Plan's entry date to the first day of the month following the date the participant satisfies the eligibility requirements set forth in the Plan, and (v) permitting any amount of Employer Discretionary Contributions that are made in shares of Computer Associates stock to be allocated directly to a Computer Associates Stock fund account on behalf of each eligible participant, regardless of the participant's election in effect at such time, and (d) bring the provisions of the CASH Plan into compliance with all of the relevant provisions of TRA'86, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Reconciliation Act of 1989, and the Unemployment Compensation Amendments of 1992, and thereby ensure that the Plan and the Trust created thereunder continue to be qualified and tax-exempt, respectively, under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended (the
"Code").

		The terms of this amended and restated Plan shall apply only with respect to Employees who are in the employ of the Company on or after the effective date of this amendment and restatement, which effective date shall, except as otherwise provided in the Appendix attached to this Plan and made a part hereof, be March 31, 1992.


		The purposes of the CASH Plan were, and continue to be, to continue the benefits that were provided under the Prior Plans and to allow participants to contribute a portion of their salaries, on a pre-tax basis, in order to accumulate capital for their retirement. The
CASH Plan and the Trust created thereunder are intended to meet the applicable requirements of Sections 401(a), 401(k) and 501(a) of the Code.

	COMPUTER ASSOCIATES INTERNATIONAL, INC.
	****************************************
	COMPUTER ASSOCIATES SAVINGS HARVEST PLAN
	****************************************

	                ARTICLE I

                 GENERAL DEFINITIONS


		1.1	The following terms used in this Plan shall have the
respective meanings set forth below:

			(1)	Beneficiary shall mean an individual or other
entity designated by a Participant in accordance with the procedure described in 7.4 hereof or, in the absence of any such designation, the estate of such Participant.

			(2)	Code shall mean the Internal Revenue Code of
1986, as amended from time to time.

			(3)	Committee shall mean the individuals appointed
by the Employer pursuant to 10.1(1), and when appropriate, such term shall include any individual to whom fiduciary responsibilities shall have been delegated in accordance with 10.1(7) or (8).

			(4)	Compensation shall, except as otherwise provided
in the Plan, mean, for any Plan Year, the basic compensation (excluding overtime pay, commissions or bonuses, but including Pre-Tax
Contributions made pursuant to 4.1 and elective contributions made by the Employer on behalf of an Employee that are not included in the Employee's gross income under Section 125 of the Code) paid to an Employee by the Employer during such Plan Year, except that in the case of an Employee who is a Participant for only part of a Plan Year, such term shall not include the basic compensation paid during such Plan Year before he became a Participant or after he ceased to be a Participant.

			Notwithstanding anything in this Plan to the contrary, for the Plan Year beginning April 1, 1989 and for all Plan Years thereafter, the amount of Compensation which may be taken into account for any Participant in any Plan Year shall not exceed $200,000. This
$200,000 limitation shall be adjusted at the same time and in the same manner as any adjustment by the Secretary of the Treasury under Section
415(d) of the Code, except that the dollar increase in effect on January
1 of any calendar year shall be effective for Plan Years beginning in such calendar year, with the first adjustment to the $200,000 limitation being effective on January 1, 1990. If Compensation shall be determined over a period that contains less than twelve (12) calendar months, then the annual Compensation limit shall be an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12). In determining the Compensation of a Participant for the purpose of the $200,000 limitation, the provisions of Section 414(q)(6) of the Code shall apply, except that the term "family" under said Section shall only include the Participant's spouse and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year.
If, as a result of the application of such family member provisions, the $200,000 limitation, as adjusted, is exceeded, then, except for the purpose of determining a Participant's non-Excess Compensation under
 5.2(2)(a), such limitation shall be prorated among the affected family member Participants in proportion to each such Participant's
Compensation as determined under this 1.1(4) prior to the application of the $200,000 limitation, as adjusted.

			(5)	Disability shall mean an inability to engage in
any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. For this purpose, the Committee may require a certification from a physician regarding such Disability, and the Committee's determination as to whether
Disability exists shall be conclusive.

			(6)	Early Retirement Age shall mean, with respect to
any Participant whose employment terminates before Normal Retirement
Age, the later of:
				(a)	the first day of the month during which he
attains age fifty-five (55); or

				(b)	the tenth (10th) anniversary of the date
the Participant commenced participation in the Plan.

			(7)	Employee shall mean any individual employed on a
permanent full-time basis by the Employer, except that such term shall not include an independent contractor.

			(8)	Employer shall mean Computer Associates
International, Inc., a Delaware corporation, any successor (by merger, consolidation, purchase or otherwise) to such corporation which shall have assumed the obligations of such corporation under this Plan, and, except as otherwise provided, any Related Company which shall have adopted the Plan with respect to its Employees with the prior written approval of Computer Associates International, Inc. (For the period prior to May 29, 1981, Computer Associates International, Inc. was known as Trans-American Computer Associates, Inc.)

			(9)	Hour of Service shall mean each hour for which
an Employee is paid, or entitled to payment, for the performance of duties for the Employer or a Related Company.

			(10)	Normal Retirement Age shall mean, with respect
to any Participant, the first day of the month during which he attains age sixty-five (65).

			(11) One Year Break-in-Service shall mean a twelve
(12) consecutive-month Period of Severance; provided, however, that in the case of an Employee who is absent from work for maternity or paternity reasons, the twelve (12) consecutive-month period beginning on the first anniversary of the first date of such absence shall not constitute a One Year Break-In-Service. For the purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (a) because of the pregnancy of the Employee, (b) because of the birth of a child of the Employee, (c) because of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for the purpose of caring for such child for a period beginning immediately after such birth or placement.

			The Committee, within a reasonable period of time after a maternity or paternity leave of absence as described above, may require the Employee to furnish evidence satisfactory to the Committee, such as a doctor's statement, which establishes that such absence was taken for maternity or paternity reasons as set forth hereinbefore and which sets forth the number of days of such absence. If the Employee fails to submit such evidence within a reasonable period of time after such request, such absence shall be deemed not to have occurred for maternity or paternity reasons for purposes of this 1.1(11).

			(12)	Participant shall mean an Employee who
participates in the Plan pursuant to the provisions of Article III and shall also include individuals whether or not Employees who have amounts to their credit which have not been distributed to them or their
Beneficiaries.
			(13)	Period of Separation shall mean a period of time
commencing with the date an Employee separates from service with the
Employer and ending with the date such Employee resumes employment with the Employer.
			(14)	 Period of Service shall mean, for purposes of
determining an Employee's initial or continued eligibility to participate in the Plan, the time period commencing with the Employee's

Employment Commencement Date with the Employer and ending on the date a Period of Severance begins. An Employee's Employment Commencement Date shall be that date on which he renders his first Hour of Service for the Employer. A Period of Service for these purposes includes a Period of Separation of less than twelve (12) consecutive months. In the case of an Employee who separates from service with the Employer and later resumes employment with the Employer, the Period of Service prior to his resumption of employment shall be aggregated only if such Employee is a Re-employed Individual. In the case of an Employee who separates from service with the Employer, later resumes employment with the Employer and is not a Re-employed Individual, for the purpose of determining such Employee's Period of Service, such Employee's Employment Commencement Date shall be the date on which such Employee renders his first Hour of Service with the Employer upon his resumption of employment. An Employee's Period of Service shall include service with a Related Company, and where required in order to compute any Employee's Period of Service, the term Employer shall include a Related Company.

			(15)	Period of Severance shall mean a period of time
commencing with the earlier of:

				(a)	the date an Employee separates from
service with the Employer by reason of quitting, retirement, death or discharge, or
				(b)	the date twelve (12) months after the date
an Employee separates from service with the Employer for any other reason,
		and ending, in the case of an Employee who separates from service with the Employer by reason other than death, with the date such Employee resumes employment with the Employer.

			(16)	Plan shall mean the Computer Associates Savings
Harvest Plan (the "CASH Plan"), which is intended to be a profit sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code, and, where applicable, shall also include prior plans referred to in the PREAMBLE of this Plan document.

			(17)	Plan Year shall mean the taxable year of the
Plan commencing on March 31 and ending on the following March 30.

			(18)	Re-Employed Individual shall mean a person who,
after having separated from service, resumes employment with the
Employer,
				(a)	with any non-forfeitable interest in his
Employer Contribution Account, or

				(b)	with no such non-forfeitable interest, and
who resumes such employment either (i) before incurring five (5)
consecutive One Year Breaks-in-Service, or (ii) after incurring five (5) consecutive One Year Breaks-in-Service but before his latest Period of Severance equals or exceeds his Period of Service.

			(19)	Related Company shall mean any corporation which
is (a) a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code, as modified by Section 415(h) of the Code solely for purposes of 5.5) of which the Employer is a member,
(b) any trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code, as modified by Section 415(h) of the Code solely for purposes of 5.5) with the Employer, (c) any business organization which together with the Employer forms an affiliated service group (within the meaning of Section 414(m) of the Code), and (d) any other entity required to be aggregated with the Employer pursuant to regulations under Section
414(o) of the Code.

			(20)	Trust shall mean the trust organized in the
State of New York which forms a part of this Plan and to which contributions are made by the Employer in respect of Participants and from which payments are made to Participants and their Beneficiaries pursuant to the provisions of this Plan.

			(21)	Trustee shall mean, at any time, the trustee or
trustees of the Trust then in office.

			(22)	Valuation Date shall mean the last day of each
calendar month; provided, however, that effective June 1, 1993, Valuation Date shall mean each day of each calendar year.

	1.2 The Effective Date of this amended and restated Plan shall mean March 31, 1992, except as otherwise provided in the Appendix attached to, and made a part of, this Plan.

	ARTICLE II
	OBJECTIVE OF THE PLAN

	2.1	The objective of this Plan is to provide a source of
retirement income for Participants and their Beneficiaries, if any, and to enable Participants to share in the profits of the Employer.

	2.2	The Plan is for the exclusive benefit of Participants and
their Beneficiaries, if any, and, except as provided in 9.6, at no time prior to the satisfaction of all liabilities under the Plan to them may any Plan assets be used for or diverted to any purpose other than for their exclusive benefit.

	ARTICLE III
	PARTICIPATION
	3.1 Eligibility.

		(1) Each Employee who was a Participant in the Plan as of March 30, 1992 shall continue to participate herein in accordance with the terms of the Plan as amended and restated.

		(2) Except as provided in paragraph (3) below, each other Employee shall be eligible to participate on the March 31 or September
30 which coincides with or next succeeds the completion by such Employee of a Period of Service of one year; provided, however, that effective April 1, 1993, each other Employee shall be eligible to participate on the first day of the month which follows the completion by such Employee of a Period of Service of one year. A Re-employed Individual who completed a Period of Service of one year before his Period of Severance began shall become eligible to participate on the date his Period of Severance ends, except as provided in paragraph (3) below. An eligible Employee shall remain eligible so long as his employment continues.

		(3)	Notwithstanding anything herein to the contrary, an
Employee who:
			(a)	is not within the class of full-time permanent
	employees; or

			(b)	is included in a unit of employees covered by a
	collective bargaining agreement between employee representatives and the Employer (unless such collective bargaining agreement calls for the inclusion of such employees herein); or

			(c)	is a non-resident alien and who received no
	earned income [within the meaning of Section 911(d) (2) of the Code] from the Employer which constitutes income from sources within the United States [within the meaning of Section 861(a)(3) of the Code]

shall not be eligible to participate in this Plan.

	3.2 Date of Participation. An Employee who is eligible to participate shall become a Participant on the date he first becomes eligible; provided, however, that no Employee shall be eligible for Pre-Tax Contributions and Employer Matching Contributions, until he has filed an executed Salary Reduction Agreement with the Employer specifying the percentage by which his Compensation is to be reduced to provide for the Pre-Tax Contributions described in 4.1, and no Employee shall be eligible for Voluntary Contributions, until he has filed an executed payroll deduction agreement with the Employer specifying the percentage by which his Compensation is to be reduced to provide for the Voluntary Contributions described in 4.4. If an Employee fails to file an executed Salary Reduction Agreement with respect to Pre-Tax Contributions or an executed payroll deduction agreement with respect to Voluntary Contributions prior to the date he first becomes eligible to do so, he shall be eligible for Pre-Tax Contributions, Employer Matching Contributions and Voluntary Contributions, as applicable, for the payroll period immediately following the date he files an executed

Salary Reduction Agreement or payroll deduction agreement, as applicable, with the Employer.

	3.3 Employment by Related Company. If an Employee who is an active Participant in the Plan ceases to be employed by the Employer and immediately following such cessation of employment becomes employed by either (a) a Related Company which does not maintain the Plan or (b) another entity in which the Employer maintains a fifty (50%) percent or more ownership interest and which the Board of Directors of Computer Associates International, Inc. designates as a Related Company for purposes of this Section,

		(i) such Employee shall not be considered to have terminated employment with the Employer for purposes of Article VII or to have separated from service with the Employer for purposes of 1(15) and shall continue to be deemed an Employee hereunder, but solely for the purpose of determining the Employee's nonforfeitable interest in his Employer Contribution Account hereunder;

		(ii) any Salary Reduction Agreement with respect to Pre-Tax Contributions or payroll deduction agreement with respect to Voluntary Contributions executed by such Employee shall be deemed canceled effective as of the date of his cessation of employment with the Employer and no further Contributions shall be made under the Plan on behalf of or by such Employee with respect to any period during which the Employee ceases to be employed by the Employer as described above;
and
		(iii) such Employee shall be deemed to have terminated employment with the Employer only at such time as the Participant's employment with the entity described in (a) or (b) above shall have terminated.

                       ARTICLE IV

                CONTRIBUTIONS TO THE PLAN

	4.1 Pre-Tax Contributions.

		(a)	Subject to the restrictions and limitations of 4.6(4),
4.7(1) and 5.5, the Employer shall make Pre-Tax Contributions on behalf of each Participant in an amount equal to the amount by which such Participant's Compensation has been reduced pursuant to the Salary
Reduction Agreement entered into between the Employer and the Participant pursuant to 4.5; provided, however, that for the calendar year beginning January 1, 1987 and for each calendar year thereafter, in no event shall Pre-Tax Contributions made on behalf of any Participant exceed $7,000, as may be adjusted from time to time by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code. Pre-Tax
Contributions not exceeding five percent (5%) of the Participant's Compensation shall be referred to as "Basic Pre-Tax Contributions" and Pre-Tax Contributions in excess of five percent (5%) of the Participant's Compensation shall be referred to as "Supplemental Pre-Tax Contributions."

		(b)(i) If the amount of Pre-Tax Contributions made on behalf of a Participant for a calendar year exceeds $7,000, as adjusted, such excess (and the income allocable thereto) shall be distributed to such Participant no later than the April 15th first following such calendar year. Notwithstanding anything herein to the contrary, (A) any excess Pre-Tax Contributions that may be distributed to a Participant pursuant to this paragraph (b) for a calendar year shall be reduced by any Excess Pre-Tax Contributions previously distributed to, or recharacterized on behalf of, such Participant pursuant to 4.7(1)(d) for the Plan Year beginning with or within such calendar year and (B) any Pre-Tax Contributions distributed as excess Annual Additions pursuant to 5.5(2)(ii) shall be disregarded in determining whether the $7,000 limitation, as adjusted, is exceeded.

		   (ii) For the purpose of this paragraph (b), the income allocable to excess Pre-Tax Contributions for a calendar year shall be equal to the sum of the allocable gains or losses for such calendar year, which shall be determined pursuant to (A) or (B) as follows:

			(A) By multiplying the income or loss for the calendar year allocable to the Participant's Pre-Tax Contribution Account by a fraction, the numerator of which is the Participant's excess Pre-Tax Contributions for the calendar year and the denominator of which is the sum of (1) the Participant's Pre-Tax Contribution Account as of the beginning of the calendar year and (2) the Participant's Pre-Tax Contributions for said calendar year.

			(B) Pursuant to the method of allocating income or losses to Participants' Accounts as set forth in 5.3.

The Committee shall have the complete discretion to determine which of the methods set forth under (A) or (B) above shall be used with respect to a calendar year, provided that the method chosen is applied in a nondiscriminatory manner and consistently for all Participants and all distributions of excess Pre-Tax Contributions for the calendar year.

	4.2 Employer Matching Contributions. Subject to the restrictions and limitations of 4.6(4), 4.7(2) and 5.5, the Employer shall contribute to the Plan on behalf of each Participant as a "Matching Contribution", an amount equal to fifty percent (50%) of such Participant's Basic Pre-Tax Contribution, reduced by any amounts allocated to such Participant's Account pursuant to 5.4; provided, however, that if a Participant's Basic Pre-Tax Contributions during a Plan Year shall be limited to an amount less than five (5%) percent of the Participant's Compensation due to the $7,000 (as adjusted) limitation set forth under 4.1(a), then such Employer Matching Contribution shall be determined on the first five percent (5%) of the aggregate of the Participant's Basic Pre-Tax Contributions and Voluntary Contributions pursuant to 4.4. In no event shall the Employer Matching Contribution for a Plan Year exceed two and one-half percent (2-1/2%) of the Participant's Compensation.

	4.3 Employer Discretionary Contributions. In addition to the Contributions provided for in 4.1 and 4.2 and subject to the restrictions and limitations of 4.6(4) and 5.5, the Employer may contribute to the Plan in respect of each Plan Year, as an "Employer Discretionary Contribution", an amount as the Board of Directors of the Employer shall, in its sole discretion, determine.

	4.4 Voluntary Contributions. Subject to the restrictions and limitations of 4.7(2) and 5.5, a Participant may, on such forms as prescribed by the Committee, elect to make Voluntary Contributions to the Plan on an after-tax basis through regular payroll deductions in an amount equal to any whole percentage not less than two percent (2%) or greater than fifteen percent (15%) of the Participant's Compensation for the Plan Year. Notwithstanding anything in this Section or 4.5 to the contrary, in no event shall the total amount of Pre-Tax Contributions, pursuant to 4.1 and 4.5, and Voluntary Contributions for any Plan Year exceed fifteen percent (15%) of the Participant's Compensation.

	4.5 Salary Reduction Agreements. Each eligible Employee who desires to have the Employer make Pre-Tax Contributions on his behalf shall enter into a written Salary Reduction Agreement with the Employer which, subject to the provisions of 4.8, will be applicable to payroll periods commencing on and after the date the Salary Reduction Agreement is executed. Subject to the provisions of 4.1, the terms of any Salary Reduction Agreement shall provide that the Participant agrees to accept a reduction in his Compensation equal to any whole percentage not less than two percent (2%) or greater than fifteen percent (15%). In consideration of such Agreement, the Employer shall make Pre-Tax Contributions to the Participant's Account for each payroll period during which the Salary Reduction Agreement is in force, in an amount equal to the total amount by which the Participant's Compensation was reduced during such payroll period.


	4.6 Form and Payment of Contributions to the Trust.

		(1)	Pre-Tax Contributions, Voluntary Contributions and
Employer Matching Contributions shall be made in cash; provided, however, that Employer Matching Contributions to the Company Stock Fund (as set forth in 10.4) may be made in shares of common stock of Computer Associates International, Inc.

		(2)	Employer Discretionary Contributions may be made in
cash and/or in kind, including, in the case of such Contributions to the Company Stock Fund (as set forth in 10.4), shares of common stock of Computer Associates International, Inc.; provided, however, that no Contribution in kind may be made which would violate the prohibited transaction rules of Section 4975 of the Code, or the corresponding rules under Section 406 of ERISA.

		(3)	Contributions pursuant to 4.4 and paragraphs (1) and
(2) above shall be deposited into the Trust Fund at the time and in accordance with procedures established by the Committee, subject to the following: (a) Contributions pursuant to 4.4 and paragraph (1) shall be deposited into the Trust Fund as soon as practicable following the end of the payroll period with respect to which the Participant's Compensation was reduced pursuant to the Salary Reduction Agreement or payroll deduction agreement; (b) Contributions pursuant to 4.4 and paragraph (1) shall be deposited into the Trust Fund no later than the time prescribed by law for the contribution of such amounts to the Plan;
and (c) Contributions pursuant to 4.4 and paragraphs (1) and (2) above shall be deposited into the Trust Fund no later than the time prescribed by law for filing the Employer's Federal income tax return for the taxable year for which the applicable Contribution is made, including extensions thereof.


		(4)	The aggregate of Pre-Tax Contributions, Employer
Matching Contributions and Employer Discretionary Contributions for any Plan Year shall not exceed the lesser of (a) the maximum amount deductible by the Employer under Section 404(a)(3)(A) of the Code as in effect for the Plan Year, including any carryover deduction allowed thereunder, or (b) the maximum amount permissible under 5.5.

	4.7	Non-discrimination Tests.

		(1)	(a) As of each Valuation Date (or at such other
intervals as it shall deem proper), the Committee shall review the amount of Pre-Tax Contributions made to the Plan on behalf of Participants in order to insure that one of the following non-discrimination tests, pursuant to Section 401(k)(3) of the Code, will be satisfied as of the end of the Plan Year:

			(i)	the Actual Deferral Percentage (as hereinafter
defined) for Highly Compensated Employees eligible to participate in the
Plan is not more than the Actual Deferral Percentage for the group of all other Employees eligible to participate in the Plan multiplied by
1.25; or
			(ii)	the Actual Deferral Percentage for Highly
Compensated Employees eligible to participate in the Plan does not exceed the Actual Deferral Percentage for the group of all other
Employees eligible to participate in the Plan by more than two (2) percentage points, and the Actual Deferral Percentage for the group of Highly Compensated Employees eligible to participate in the Plan is not more than the Actual Deferral percentage for the group of all other
Employees eligible to participate in the Plan multiplied by 2.

			(b)	For purposes of the preceding paragraph (1) (a):

			(i)	Actual Deferral Percentage means, with respect
to the group of Highly Compensated Employees eligible to participate in the Plan and the group of all other Employees eligible to participate in the Plan, the average of the ratios (calculated separately for each Employee in each group) of the Pre-Tax Contributions made on behalf of each such Employee for the Plan Year (including any excess Pre-Tax Contributions distributed under 4.1(b) to Participants who are Highly Compensated Employees and excluding any such distributions to Participants who are not Highly Compensated Employees and any Pre-Tax Contributions distributed as excess Annual Additions pursuant to 5.5(2)(ii)) to such Employee's Compensation for such Plan Year. For purposes of this subparagraph (i), Compensation shall mean compensation within the meaning of Section 414(s) of the Code and any regulations promulgated thereunder by the Secretary of the Treasury. The period which shall be used to determine Compensation for purposes of this subparagraph (i) for a Plan Year shall, in the discretion of the Committee, be either such Plan Year or the calendar year ending within such Plan Year; provided, however, that selection of the period described herein by the Committee shall be uniformly applied to determine the Compensation of each eligible Employee for such Plan Year.


			(ii)	Highly Compensated Employee means any Employee,
including an employee of a Related Company, who during the Plan Year for which a determination is being made or the preceding Plan Year (A) was at any time a five percent (5%) owner (as defined in Section 416(i)(l) of the Code), (B) received Compensation from the Employer in excess of $75,000, (C) received Compensation from the Employer in excess of $50,000 and was in the group consisting of the top twenty percent (20%) of the Employees ranked on the basis of Compensation paid during such Plan Year, or (D) was at any time an officer and received Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year. The dollar amounts set forth in clauses (B) and (C) herein shall be adjusted at the same time and in the same manner as any adjustment by the Secretary of the Treasury under Section 415(d) of the Code.


			An Employee not described in clause (B), (C) or (D) above for the preceding Plan Year shall not be treated as described in any of said clauses for the Plan Year for which a determination is being made unless such Employee is a member of the group consisting of the one hundred (100) Employees paid the greatest Compensation during such Plan Year.

			For purposes of clause (D) above, no more than fifty
(50) Employees (or, if less, the greater of three (3) Employees or ten percent (10%) of Employees) shall be treated as officers.

			In determining the number of Employees in the top-paid group under clause (C) above or the number of officers taken into account under the immediately preceding paragraph, the following
Employees shall be excluded: (1) Employees who have not completed at least six (6) months of service; (2) Employees who normally work less than seventeen and one-half (17-1/2) hours per week; (3) Employees who normally work during not more than six (6) months during any Plan Year;
(4) Employees who have not attained age twenty-one (21); and (5) except to the extent provided in regulations, Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer.


			If any individual is a Family Member (as defined in Section 414(q)(6)(B) of the Code) of a five percent (5%) owner (as defined above) or one of the top ten (10) Highly Compensated Employees ranked by Compensation paid during the Plan Year, then for purposes of determining Highly Compensated Employees and applying the non-discrimination tests set forth under this 4.7, such individual shall not be treated as a separate Employee, and any Compensation paid to, and any Pre-Tax or Employer Matching Contributions made on behalf of, or any Voluntary Contributions made by, such individual, shall be treated as if paid to, or made on behalf of or by, such five percent (5%) owner or Highly Compensated Employee. Family Members with respect to such Highly Compensated Employees shall be disregarded as separate employees in determining the Actual Deferral Percentage and the Contribution
Percentage both for Participants who are not Highly Compensated
Employees and Participants who are Highly Compensated Employees.


			A former Employee shall be a Highly Compensated Employee if such Employee was a Highly Compensated Employee upon separation from service or at any time after attaining age fifty-five
(55).
			For purposes of this subparagraph (ii), Compensation means compensation within the meaning of Section 414(q)(7) of the Code.
In addition, the determination of Highly Compensated Employees, including the determination of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees and the number of Employees treated as officers, shall be made in accordance with the regulations promulgated under Section 414(q) of the Code.

			For purposes of this subparagraph (ii), Employees shall not include Employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

			(c)	In the event the Committee determines, based
upon a review of the Actual Deferral Percentages, that the non-discrimination tests set forth in paragraph (1)(a) above will not be met by the end of the Plan Year, it shall notify the Employer to take measures pursuant to paragraph (1) of 4.8 in order to insure compliance with the non-discrimination rules of Section 401(k)(3) of the Code.

			(d)(i) If, after the close of a Plan Year, there are Excess Pre-Tax Contributions (as defined in (iii) below) due to the failure to meet either of the non-discrimination tests set forth in paragraph (1)(a) of this 4.7, then, within two and one-half (2-1/2) months of the close of such Plan Year, such Excess Pre-Tax Contributions
(and any income allocable thereto) shall be distributed to Highly
Compensated Employees on the basis of the respective portions of the Excess Pre-Tax Contributions attributable to each such Employee by reducing the Pre-Tax Contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages beginning with the highest of such Percentages, until all of such Excess Pre-Tax Contributions have been distributed; provided, however, that in lieu of such distribution, such Highly Compensated Employees may be permitted, in accordance with Section 401(k)(8)(A)(ii) of the Code and the regulations promulgated thereunder, to elect to have such Excess Pre-Tax Contributions recharacterized as Voluntary Contributions, subject to the provisions of paragraph (2) of this 4.7 and 5.5. Excess Pre-Tax Contributions of Participants who are subject to the Family Member aggregation rules set forth in 4.7(1)(b)(ii) shall be allocated among the Family Members in proportion to the Pre-Tax Contributions (and amounts treated as Pre-Tax Contributions pursuant to 4.7(1)(b)(ii)) of each Family Member that is combined to determine the combined Actual
Deferral Percentage. Notwithstanding anything herein to the contrary, any Excess Pre-Tax Contributions that may be distributed or recharacterized pursuant to this paragraph (d) with respect to a Participant for a Plan Year, shall be reduced by any excess Pre-Tax Contributions previously distributed to such Participant pursuant to 4.1(b) for the calendar year ending with or within such Plan Year.

		   (ii) For the purpose of this paragraph (d), the income allocable to Excess Pre-Tax Contributions for a Plan Year shall be equal to the sum of the allocable gains or losses for such Plan Year, which shall be determined pursuant to (A) or (B) as follows:

			(A) By multiplying the income or loss for the Plan Year allocable to the Participant's Pre-Tax Contribution Account by a fraction, the numerator of which is the Participant's Excess Pre-Tax Contributions for the Plan Year and the denominator of which is the sum of (1) the Participant's Pre-Tax Contribution Account as of the beginning of the Plan Year and (2) the Participant's Pre-Tax
Contributions for said Plan Year.

			(B) Pursuant to the method of allocating income or losses to Participants' Accounts as set forth in 5.3. The Committee shall have the complete discretion to determine which of the methods set forth under (A) or (B) above shall be used with respect to a Plan Year, provided that the method chosen is applied in a nondiscriminatory manner and consistently for all Participants and all distributions of Excess Pre-Tax Contributions for the Plan Year.

			   (iii)  For purposes of this paragraph (d), "Excess
Pre-Tax Contributions" means, with respect to a Plan Year, the aggregate amount of Pre-Tax Contributions actually paid over to the Plan on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of Pre-Tax Contributions permitted under the non-discrimination tests set forth in paragraph (1)(a) of this 4.7 for such Plan Year.

		(2)	(a) As of each Valuation Date (or at such other
intervals as it shall deem proper), the Committee shall review the amount of Employer Matching Contributions and Voluntary Contributions made to the Plan during the Plan Year in order to insure that the Contribution Percentage (as hereinafter defined) for Highly Compensated Employees (as defined in subparagraph (ii) of the preceding paragraph
(1)(b) of this 4.7) eligible to participate in the Plan does not exceed, pursuant to Section 401(m)(2)(A) of the Code, the greater of

				(i)	one hundred twenty-five percent (125%) of
the Contribution Percentage for all other Employees eligible to participate in the Plan, or

				(ii)	the lesser of (A) two hundred percent
(200%) of the Contribution Percentage for all other Employees eligible to participate in the Plan, or (B) the Contribution Percentage for all
other Employees eligible to participate in the Plan plus two (2)
percentage points.
				(b)	For the purposes of the preceding
paragraph (2)(a), "Contribution Percentage" means, with respect to the group of Highly Compensated Employees eligible to participate in the Plan and the group of all other Employees eligible to participate in the Plan, the average of the ratios (calculated separately for each Employee in each group) of the sum of Employer Matching Contributions and Voluntary Contributions allocated to each such Employee's Account for the Plan Year (excluding any Voluntary Contributions distributed as excess Annual Additions pursuant to 5.5(2)(ii)), to such Employee's Compensation for such Plan Year. For purposes of this paragraph (b), Compensation shall mean compensation within the meaning of Section
414(s) of the Code and any regulations promulgated thereunder by the Secretary of the Treasury. The period which shall be used to determine Compensation for purposes of this paragraph (b) for a Plan Year shall, in the discretion of the Committee, be either such Plan Year or the calendar year ending within such Plan Year; provided, however, that selection of the period described herein by the Committee shall be uniformly applied to determine the Compensation of each eligible
Employee for such Plan Year.

			(c)(i) If, after the close of a Plan Year, there are Excess Aggregate Contributions (as defined in (iii) below) due to the failure to meet the non-discrimination test set forth in the preceding paragraph (2)(a) of this 4.7, then, within two and one-half (2-1/2) months of the close of such Plan Year, such Excess Aggregate
Contributions (and any income allocable thereto) shall be distributed to Highly Compensated Employees on the basis of the respective portions of Excess Aggregate Contributions attributable to each such Employee by reducing such Contributions for Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such Percentages until all of such Excess Aggregate Contributions have been distributed. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules set forth in 4.7(1)(b)(ii) shall be allocated among the Family Members in proportion to the Employer Matching and Voluntary Contributions (or amounts treated as Employer Matching and Voluntary Contributions pursuant to 4.7(1)(b)(ii)) of each Family Member that is combined to determine the combined Contribution Percentage.

		   (ii) For the purpose of this paragraph (c), the income allocable to Excess Aggregate Contributions for a Plan Year shall be equal to the sum of the allocable gains or losses for such Plan Year, which shall be determined pursuant to (A) or (B) as follows:

			(A) By multiplying the income or loss for the Plan Year allocable to the Participant's Voluntary Contribution Account and the portion of the Participant's Employer Contribution Account which is attributable to Employer Matching Contributions by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of (1) the Participant's Employer Matching and Voluntary Contribution Accounts as of the beginning of the Plan Year and (2) the Participant's Employer Matching and Voluntary Contributions for said Plan Year.

			(B) Pursuant to the method of allocating income or losses to Participants' Accounts as set forth in 5.3.

The Committee shall have the complete discretion to determine which of the methods set forth under (A) or (B) above shall be used with respect to a Plan Year, provided that the method chosen is applied in a nondiscriminatory manner and consistently for all Participants and all distributions of Excess Aggregate Contributions for the Plan Year.

			   (iii)  For purposes of this paragraph (c), "Excess
Aggregate Contributions" means, with respect to any Plan Year, the aggregate amount of Employer Matching Contributions and Voluntary
Contributions actually paid to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such Contributions permitted under the non-discrimination test set forth in paragraph (2)(a) of this 4.7 for such Plan Year.

		(3)	Notwithstanding anything herein to the contrary, all
or any portion of Employer Matching Contributions made to the Plan during the Plan Year may, in accordance with the regulations promulgated under Sections 401(k) and 401(m) of the Code, be treated as Pre-Tax Contributions for purposes of the nondiscrimination test set forth in paragraph (1) above for the Plan Year, and to the extent so treated shall (a) not be subject to the nondiscrimination test set forth in paragraph (2) above for the Plan Year, (b) be allocated to the Participant's Pre-Tax Contribution Account, and (c) be subject to all of the vesting and distribution requirements relating to Pre-Tax
Contributions under the terms of this Plan.

		(4)	The non-discrimination tests set forth under this
Section 4.7 shall be subject, if applicable, to the regulations set forth under Section 401(m) of the Code relating to the multiple use of alternative limitations under Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code.

		(5)	Notwithstanding anything in this Section or this
Article to the contrary and subject to the limitations set forth in 4.6(4) and 5.5, the Employer may, in accordance with the regulations promulgated under Sections 401(k) and (m) of the Code, make Qualified Nonelective Contributions (as defined hereinafter) to the Plan for any Plan Year on behalf of eligible Employees who are not Highly Compensated Employees and considered under such tests, if the Employer shall determine that such Contributions are necessary to ensure that the non-discrimination tests set forth in paragraphs (1) and (2) of this Section will be satisfied for the Plan Year. For purposes of this paragraph
(5), Qualified Nonelective Contributions means contributions made by the Employer, other than Employer Matching Contributions, that (a) the Participant may not elect to have paid in cash or other benefits instead of being contributed to the Plan, (b) are designated by the Employer as Qualified Nonelective Contributions, (c) are allocated to a Participant's Pre-Tax Contribution Account, and (d) are subject to all of the vesting and distribution requirements relating to Pre-Tax Contributions under the terms of this Plan.

	4.8 Amendment and Revocation of Salary Reduction Agreements.

		(1)	The Employer may amend or revoke its Salary Reduction
Agreement, with respect to Pre-Tax Contributions, and/or payroll deduction agreement, with respect to Voluntary Contributions, with any Participant who is a Highly Compensated Employee (as defined in paragraph (1)(b) of 4.7) at any time if the Committee determines that such amendment or revocation is necessary to insure that the non-discrimination tests set forth in 4.7 are satisfied for any Plan Year.

		(2)	The Employer may at any time amend or revoke its
Salary Reduction Agreement, with respect to Pre-Tax Contributions, and/or payroll deduction agreement, with respect to Voluntary Contributions, with a Participant if the Employer determines that such amendment or revocation is necessary to insure that a Participant's Annual Additions will not exceed the limitations under 5.5.

		(3)	A Participant may amend his Salary Reduction
Agreement, with respect to Pre-Tax Contributions, and/or payroll deduction agreement, with respect to Voluntary Contributions, not more than one time during each three (3) month period, to increase or decrease the amount of Pre-Tax Contributions or Voluntary Contributions made to the Plan on his behalf. Any such amendment shall become effective for the payroll period immediately following receipt by the Employer of notice of the amendment.

		(4)	A Participant may revoke his Salary Reduction
Agreement, with respect to Pre-Tax Contributions, and/or payroll deduction agreement, with respect to Voluntary Contributions, at any time during the Plan Year, and such revocation shall be effective for the payroll period immediately following receipt by the Employer of notice of the revocation. A Participant who revokes his Salary Reduction Agreement and/or payroll deduction agreement shall not be permitted to enter into a new Salary Reduction Agreement and/or payroll deduction agreement, as applicable, with the Employer until the first payroll period beginning after the end of a three (3) month period commencing with the effective date of such revocation.

	4.9 Make-Up Contributions. In the event that the Committee determines prior to the close of any Plan Year that additional Pre-Tax Contributions may be made on behalf of any Participant, or that any Participant may make additional Voluntary Contributions without violating the provisions of 4.7 or 5.5, such Participants may be permitted, within the sole discretion of the Committee which shall be granted in a uniform and nondiscriminatory manner, to revise their

Salary Reduction Agreements, on a prospective basis only, or to make an additional Voluntary Contribution, in accordance with a uniform procedure for such Plan Year established by the Committee.

	4.10 Rollover Contributions. If an Employee (whether or not a Participant under this Plan) has received a distribution from a retirement plan which meets the qualification requirements of Section 401(a) of the Code (hereinafter referred to as the "Transferor Plan"), such Employee may, in accordance with procedures established by the Committee, roll over the distribution received from the Transferor Plan to this Plan, provided the following conditions are met:

		(a)	the rollover occurs on or before the 60th day
following his receipt of the distribution from the Transferor Plan;

		(b)	the rollover is in accordance with the provisions of
Section 402(a)(5) of the Code; and

		(c)	the amount rolled over is equal to all or a portion of
a "qualified total distribution", within the meaning of Section
402(a)(5)(E)(i) of the Code, received by the Employee from the Transferor Plan, provided that such amount shall not include any employee contributions contributed by the Employee to the Transferor
Plan other than deductible employee contributions within the meaning of
Section 72(o)(5) of the Code.

Such rolled over amount shall be allocated to the Employee's Account hereunder in the manner described in 4.12 as if said Employee were a Participant hereunder.

	4.11 Transfers from Another Qualified Plan. With respect to an Employee (whether or not a Participant under this Plan) who has an undistributed balance to his credit in a Transferor Plan (as described in 4.10), the Committee may, in its sole discretion, approve a direct transfer of such balance from such Transferor Plan to this Plan, provided that the direct transfer shall satisfy the applicable requirements of the Code. Such transferred amount shall be allocated to the Employee's Account hereunder in the manner described in 4.12 as if said Employee were a Participant hereunder.

	4.12 Transfer Procedures. With respect to rollovers or transfers to the Employee's Account pursuant to either 4.10 or 4.11, the Committee shall develop such procedures and may require such information from an Employee or the fiduciaries of the Transferor Plan desiring to make such a rollover or transfer, as it deems necessary or desirable to determine that the proposed rollover or transfer will meet the rollover or transfer requirements under the Code. Upon approval by the Committee, the amount rolled over or transferred shall be deposited in the Trust Fund and shall be credited to the applicable Account established in the Employee's name and administered in accordance with the provisions of Article V. Rollovers made pursuant to 4.10 shall be credited to the Employee's Rollover Contribution Account. Transfers made pursuant to 4.11 shall be credited to the Employer's Rollover Contribution Account, other than amounts which are attributable to after-tax contributions which shall be credited to the Employee's Voluntary Contribution Account.

	4.13 Transfer to Other Qualified Plans. In the event of a restructuring or reorganization of the Employer or the sale of a subsidiary or a division of the Employer pursuant to which Employees who are Participants in the Plan become employed by the restructured or acquiring entity, the Committee, upon the direction of the Board of Directors of the Employer and to the extent permitted by law, shall transfer the Accounts of such Participants to a plan maintained by the restructured or acquiring entity, provided such plan meets the qualification requirements under Section 401(a) of the Code.

				ARTICLE V

			PARTICIPANTS' ACCOUNTS

	5.1 Separate Accounts. Separate accounts in respect of each Participant shall be maintained for:

		(a)	Pre-Tax Contributions made pursuant to 4.1; and

		(b)	Employer Contributions made pursuant to 4.2 and 4.3;
and

		(c)	Voluntary Contributions, if any, made pursuant to
4.4; and

		(d)	Rollover Contributions, if any, made pursuant to 4.10
or 4.11.

	Such accounts shall be referred to respectively as the "Pre-Tax Contribution Account", the "Employer Contribution Account", the
"Voluntary Contribution Account" and the "Rollover Contribution
Account", and shall be referred to collectively as the "Account".

	5.2	Allocation of Employer Contributions.

		(1)	Any Pre-Tax Contributions, Employer Matching
Contributions and Voluntary Contributions which are deposited into the Trust Fund in accordance with 4.6(3) shall be credited to Participants' Accounts within the Plan Year in which they are contributed in a manner determined by the Committee.

		(2)	Except as provided in 5.5 and paragraph (4) below,
for each Plan Year during which an Employer Discretionary Contribution is made each Participant's Employer Contribution Account shall be credited, at the end of such Year, with the following amounts attributable to Employer Discretionary Contributions:

		(a)	That portion of the Employer Discretionary
Contribution for such Plan Year which bears the same ratio that the Participant's Compensation for such Plan Year which is non-Excess
Compensation bears to the Compensation of all Participants for such Plan Year; plus

		(b)	That portion of the Employer Discretionary
Contributions for such Plan Year remaining after the allocation in paragraph (a) above which bears the same ratio to such remaining Employer Discretionary Contribution as such Participant's Excess Compensation for such Plan Year bears to the Excess Compensation of all Participants for such Plan Year; provided, however, that in no event shall the percentage of a Participant's Excess Compensation allocated to his Employer Contribution Account exceed the percentage of the Participant's non-Excess Compensation so allocated by more than the lesser of (i) the percentage of non-Excess Compensation allocated to the Account or (ii) the greater of (A) 5.7% or (B) the percentage equal to the portion of the rate of tax under Section 3111(a) of the Code (in effect at the beginning of the Plan Year) which is attributable to old-age insurance.

		(c)	To the extent of any Employer's Discretionary
Contributions remaining after the allocation in clauses (a) and (b) above, that portion of such balance which bears the same ratio to such balance as each Participant's Compensation for such Plan Year bears to the Compensation of all Participants for such Plan Year.

		(3)	For purposes of this 5.2, the term "Excess
Compensation" shall mean the amount, if any, by which the Compensation of a Participant exceeds the maximum amount which may be considered "wages" under Section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

		(4)	With respect to Employer Discretionary Contributions,
no allocation shall be made for any Plan Year with respect to any Participant whose employment terminated during such Plan Year, unless such Participant shall have resumed employment during such Plan Year and shall be employed at the end of such Plan Year.

		(5)	Notwithstanding anything herein to the contrary, if
the Plan shall fail to meet the applicable requirements of either
Section 401(a)(26), Section 410(b)(1) or Section 410(b)(2)(A)(i) of the Code and the regulations promulgated thereunder for any Plan Year beginning after December 31, 1989 due to the fact that Employer Discretionary Contributions for the Plan Year have not been allocated to a sufficient number or percentage of Participants for such Plan Year, then the following provisions shall apply:

			(i) The group of Participants eligible to receive an allocation of Employer Discretionary Contributions for the Plan Year shall, to the extent necessary to satisfy the requirements described above, be expanded to include Participants who are not actively employed by the Employer on the last day of the Plan Year, beginning with those Participants whose date of termination during such Plan Year was closest to the last day of such Plan Year.

			(ii) In the event that the provisions of this paragraph (5) shall be applied during a Plan Year, such provisions shall be deemed to be a retroactive amendment to the Plan adopted by the last day of such Plan Year. In no event shall the application of this paragraph (5) result in the elimination or reduction of benefits under
Section 411(d)(6) of the Code and the regulations promulgated thereunder.

	5.3	Allocation of Net Income or Net Loss.

		(1)	At each Valuation Date, each Pre-Tax Contribution
Account, Employer Contribution Account, Voluntary Contribution Account and Rollover Contribution Account shall be credited or charged with that portion of the Net Income or Net Loss of the respective investment funds in which said Accounts are invested pursuant to 10.4 and Article XI, for such Date which bears the same ratio to such Net Income or Net Loss as the value of such Account, determined at the preceding Valuation
Date, bears to the value of all such Accounts within each respective fund, determined at such preceding Valuation Date.

		(2)	For purposes of this Section, the term "Net Income"
shall mean the excess, if any, of income and gains of the Trust for the

Valuation Date over the expenses and losses of the Trust for such Date and the term "Net Loss" shall mean the excess, if any, of expenses and losses for such Valuation Date over income and gains for such Date.

		(3)	Notwithstanding paragraphs (1) and (2) above, the
amount of any Net Income or Net Loss attributable to the General Account (as described under 5.1 of the Plan's Trust Agreement entered into between the Company and the Trustees, as amended and in effect prior to March 31, 1993) maintained under the Trust shall be credited or charged, as the case may be, to such General Account.

	5.4 Forfeitures and Unallocated Trust Funds.

		(1)	The balance which is forfeitable under Article VI in
the Employer Contribution Account of a Participant whose employment with the Employer has terminated shall be forfeited as of the earlier of (a) the date such Participant receives a distribution of his non-forfeitable Account pursuant to Article VII or (b) the date such Participant incurs five (5) consecutive One Year Breaks-in-Service. For purposes of this Section, if a Participant terminates employment and has a zero percent
(0%) non-forfeitable interest in his Employer Contribution Account, such Participant shall be deemed to have received a distribution of his non-forfeitable Employer Contribution Account as of the date of his termination of employment.

		(2)	If a former Participant suffers a forfeiture pursuant
to 5.4(1)(a), the amount of the forfeiture shall be restored to the

Participant's Employer Contribution Account only if such Participant is reemployed by the Employer prior to his incurring five (5) consecutive One Year Breaks-in-Service and repays to the Plan the full amount of the distribution attributable to his Employer Contribution Account prior to the fifth (5th) anniversary of his reemployment date. If a Participant shall be deemed to have received a distribution of his Employer Contribution Account pursuant to paragraph (1) above, the forfeiture shall be restored to such Participant's Employer Contribution Account if the Participant is reemployed by the Employer prior to incurring five
(5) consecutive One Year Break-in-Service. Restored forfeitures shall be credited to the Participant's Employer Contribution Account no later than the Valuation Date next following either the Participant's reemployment date or the date upon which the Participant's repayment to his Employer Contribution Account is made, whichever is applicable. Funds for restoration shall be taken from current forfeitures. To the extent such current forfeitures are inadequate, additional contributions shall be made by the Employer for this purpose.

		(3)	Any amounts held in the Trust Fund which have not been
credited to Participants' Accounts under the Plan may be applied in the manner described in paragraph (4) below, in accordance with procedures established by the Committee, provided that any amounts held in the Trust Fund which have not been credited to Participants' Accounts under the Plan as of the last day of the Plan Year shall be credited as of such date by applying such amounts in the manner described in paragraph
(4) below.

		(4)	Forfeitures shall be applied according to the
following priority schedule:

			(a)	First, to make restoration of prior forfeitures
pursuant to paragraph (2) above;

			(b)	Second, if funds remain, to defray
administrative costs of the Plan as determined by the Committee;

			(c)	Third, if funds remain, to the Matching
Contribution Accounts of remaining active Participants in lieu of Matching Contributions which otherwise would have been made on or after the date of the forfeiture.

	5.5	(1) Limitations on Annual Additions.  Notwithstanding any
other provision of the Plan, the sum of Annual Additions [as defined in paragraph (3)] to a Participant's Account, when added to the Annual Additions to the account of the Participant under any other Defined Contribution Plan [as defined in paragraph (3)] maintained by the Employer or a Related Company for any Limitation Year [as defined in paragraph (3)], shall not exceed the lesser of (i) twenty-five percent (25%) of such Participant's Limitation Year Compensation [as defined in paragraph (3)], or (ii) the greater of Thirty Thousand Dollars
($30,000), or one-fourth (1/4) of the defined benefit dollar limitation set forth under Section 415(b)(1)(A) of the Code as in effect for such Limitation Year.

		(2)	Removal of Excess Contributions.  In the event the
amount of Annual Additions made on behalf of a Participant during any Limitation Year exceeds the maximum limitation on Annual Additions set forth in paragraph (1), the following procedure shall be followed in order that such excess amount shall not be deemed an Annual Addition for such Limitation Year:

			(i)	 If the Participant with respect to whom the
excess amount was allocated has made Voluntary Contributions to a Defined Contribution Plan maintained by the Employer for said Limitation Year, all or a portion of such Voluntary Contributions (and any increments attributable thereto) shall be returned to the Participant in order to eliminate the excess amount.

			(ii)	 If the Participant made no Voluntary
Contributions to a Defined Contribution Plan of the Employer during the Limitation Year or, if after the return of Voluntary Contributions under paragraph (i) above, an excess amount remains as a result of a reasonable error in determining the amount of Pre-Tax Contributions that the Participant could make under the limits set forth in paragraph (1), Pre-Tax Contributions (and to the extent required by regulations or rulings promulgated by the Department of the Treasury, any increments attributable thereto) sufficient to eliminate the excess amount shall be distributed to the Participant.

			(iii) If, notwithstanding the procedures followed in paragraphs (i) and (ii) above, an excess amount of Annual Additions remains allocated to a Participant's Account under this Plan, and such excess amount has resulted either from the allocation of forfeitures, a reasonable error in estimating such Participant's Compensation, or such other facts and circumstances which the Commissioner of the Internal
Revenue Service finds justify the utilization of the procedure immediately following, Employer Discretionary Contributions or Employer Matching Contributions on behalf of such Participant for the following Limitation Year shall be reduced by the amount of such excess if the Participant is entitled to such Contributions and is covered by the Plan at the end of the next Limitation Year, and in the event that such Participant is not covered by the Plan at the end of the next Limitation Year, such excess amounts shall be held in an unallocated suspense account for such Limitation Year and allocated to the Accounts of the remaining Participants (to the extent permissible under this 5.5) in proportion to their Compensation, determined as of the end of such Limitation Year. Such allocation shall be made before any Employer Discretionary or Matching Contributions may be made for such next
Limitation Year. Furthermore, the excess amounts shall be used to reduce Employer Discretionary or Matching Contributions for the next

Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. For purposes of this subparagraph (iii), excess amounts shall not be distributed to Participants or former Participants.

			(iv)	 If, notwithstanding the procedures followed in
paragraphs (i), (ii) and (iii) above, an excess amount remains allocated to a Participant's Account under this Plan, such excess shall be considered a contribution made by a mistake of fact and shall be returned to the Employer in order to eliminate such excess.

		(3)	Definitions.  For the purpose of this 5.5, the
following definitions shall apply:

			(i)	Annual Additions shall mean the sum of the
following:

				(A)	The amount of Employer Matching
Contributions, Employer Discretionary Contributions, Pre-Tax
Contributions (other than excess Pre-Tax Contributions distributed pursuant to 4.1(b)) and amounts allocated under 5.4 to a Participant's Account during a Limitation Year.

				(B)	The amount of Employer Contributions, Pre-
Tax Contributions and forfeitures allocated to a Participant's account under any other Defined Contribution Plan during the Limitation Year.

				(C)	The amount of Participant Voluntary
Contributions allocated to a Participant's Account during the Limitation
Year.

				(D)	Amounts described in Sections 415(l)(1)
and 419A(d)(2) of the Code.

					Rollover Contributions under 4.10 and
amounts transferred under 4.11 shall not be counted as Annual
Additions, nor shall the earnings on such Contributions or amounts be counted as Annual Additions.

			(ii)	Defined Contribution Plan shall mean any plan
described in Section 401(a) or 403(a) of the Code which provides an individual account for each Participant and under which benefits are based solely on amounts (inclusive of forfeitures) contributed to the Participant's account, plus any income, expenses, gains and losses thereon. For purposes of this 5.5, (A) all Defined Contribution Plans, as defined herein, and (B) all defined contribution plans described in Treasury Regulation Section 1.415-3(d)(2) (relating to Voluntary
Contributions to defined benefit plans) maintained by the Employer or Related Companies, whether or not terminated, are to be treated as a Defined Contribution Plan maintained by the Employer.

			(iii) Limitation Year shall mean the Plan Year.

			(iv) Limitation Year Compensation shall mean compensation within the meaning of Section 415(c)(3) of the Code (and the regulations promulgated thereunder) for the Limitation Year.

					ARTICLE VI

					 VESTING

	6.1	Vesting of Pre-Tax, Voluntary and Rollover Contribution
Accounts. A Participant's Pre-Tax Contribution Account, Voluntary Contribution Account and Rollover Contribution Account shall be 100% vested and non-forfeitable at all times.

	6.2 Vesting of Employer Contribution Accounts.

		(1)(a) Except as otherwise provided herein and in paragraphs (2) and (3) below, the Employer Contribution Account of a Participant who completes one (1) Hour of Service on or after January 1, 1989 shall become non-forfeitable in accordance with the following schedule:

		Years of Service		Non-Forfeitable Percentage
            ----------------        --------------------------
		Less than 3                          0%
		3 but less than 4                   20%
		4 but less than 5                   40%
		5 but less than 6                   60%
		6 but less than 7                   80%
		7 or more                          100%


				In no event shall such Participant's non-
forfeitable right to his Employer Contribution Account on or after January 1, 1989 be less than such Participant's non-forfeitable right to his Employer Contribution Account determined as of December 31, 1988 in accordance with the vesting schedule set forth in the Plan as of such date.

		(2)	Upon the attainment by a Participant of Normal
Retirement Age while employed by the Employer, or upon termination of employment by reason of death or Disability, a Participant's Employer Contribution Account shall be non-forfeitable.

		(3)	In the event that:

			(a)	the Plan shall be terminated either wholly or
partially; or

			(b)	the Employer shall completely discontinue
contributions to the Plan,

the Employer Contribution Account of each Participant affected by such termination or discontinuance of contributions shall be non-forfeitable.

	6.3	Years of Service.  For the purpose of 6.2 above, Years of
Service shall mean the number of whole years of an Employee's Period of Service (as defined in 1.1(14)); provided, however, that in no event shall Years of Service include Periods of Service prior to the date the Employee attains age eighteen (18). Except as otherwise provided in
 1.1(14) and the preceding sentence, in determining the number of whole years of an Employee's Period of Service for the purpose of this 6.3, all Periods of Service shall be aggregated and 365 days of service shall be considered to be a whole Year of Service. After determining an Employee's whole Years of Service for the purpose of 6.2, any remaining less than 365-day Period of Service shall be disregarded.

				ARTICLE VII

		DISPOSITION OF VESTED INTERESTS IN ACCOUNTS

	7.1	Termination Other Than by Reason of Retirement, Disability
or Death.

		(1)	Except as provided in paragraph (2) below, the non-
forfeitable Account balance of a Participant who has terminated employment with the Employer other than by reason of retirement, Disability or death, shall be distributed to him in a lump sum no later than 60 days following the end of the Plan Year in which his employment terminated, provided that either (i) the value of such balance at the date of distribution is $3,500 or less, or (ii) the Participant requests such a distribution. If the value of such balance is greater than $3,500 and the Participant does not request such a distribution, such balance shall be held in the Fund until the Participant reaches his Normal Retirement Age, at which time it shall be paid to him under any method specified in 7.3 selected by such Participant.

		(2)	Paragraph (1) shall not apply if such Participant
shall be re-employed by the Employer before the end of such Plan Year, and shall be so employed at the end of such Year.

	7.2	(1)	Payment at Normal Retirement Age.  Upon a
Participant's termination of employment at or after Normal Retirement Age, amounts credited to his Account shall be payable to him under any method specified in 7.3 selected by such Participant. Except as provided in 7.6(b), any payment under this subparagraph shall be made or shall commence within 60 days following the end of the Plan Year in which occurs such termination of employment.

		(2)	Early Retirement Age or Disability.  Except as
provided in 7.3(d), a Participant who terminates employment at or after Early Retirement Age or due to Disability (before his attainment of Normal Retirement Age) may elect to have the amounts credited to his Pre-Tax, Voluntary and Rollover Contribution Accounts and the non-forfeitable portion of his Employer Contribution Account paid to him within 60 days following the end of the Plan Year in which occurs such termination of employment under any method specified in 7.3 selected by such Participant; provided, however that if the Participant does not make the preceding election, such amounts shall be held in the Fund until the Participant reaches his Normal Retirement Age, at which time it shall be paid to him under any method specified in 7.3 selected by the Participant.

		(3)	Payment Upon Death.  In the event of the death of a
Participant prior to the commencement of benefit payments hereunder, the Participant's non-forfeitable Account balance shall be paid to the Beneficiary designated by the Participant in accordance with the provisions of 7.4. The death benefit payable pursuant to this 7.2(3) shall be paid either (i) in a lump sum, or (ii) in equal monthly installments over a fixed period of years, provided such fixed period does not exceed the life expectancy of such designated Beneficiary. The method of payment shall be specified in the Beneficiary designation, or, if not specified therein, may be selected by the Beneficiary, or if the

Beneficiary is a minor, by the Beneficiary's legal guardian. In the event the designated Beneficiary elects option (ii) immediately above and dies prior to receiving the entire amount credited to the deceased Participant's non-forfeitable Account, the balance of said non-forfeitable Account shall be distributed to the estate of the designated Beneficiary as soon as practicable following such Beneficiary's death. Notwithstanding anything herein to the contrary, if the Participant's non-forfeitable Account balance as of the date of death does not exceed $3,500, the Committee shall pay the Participant's non-forfeitable Account balance to his designated Beneficiary in a lump sum as soon as practicable following the Participant's death.

	7.3 Methods of Distribution. Distribution of amounts payable under 7.2(1) or (2) shall be made in one of the following methods:

		(a)	in a lump sum; or

		(b)	in substantially equal monthly installments over a
fixed number of years not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary.

		The Committee may provide for such installments by the purchase and distribution to the Participant of a contract providing for such installments, or may pay such installments directly from the Trust.

		If the Participant commences to receive his vested Account in installments and dies after his Required Beginning Date (as defined in 7.6(b)), the remaining installments shall be paid to the Participant's designated Beneficiary at least as rapidly as under the method of payment selected by the Participant and in accordance with
Section 401(a)(9) of the Code and the regulations promulgated thereunder; provided, however, that the Beneficiary may elect to receive the remaining installments in a single lump sum payment. If the Participant commences to receive his vested Account in installments and dies prior to his Required Beginning Date, the remaining installments shall be distributed in accordance with 7.7.

		(c)	The Committee may, with the prior written consent of
the Participant, transfer part or all of the Trust assets credited to his Account, to the Trustees of another plan qualified under either
Section 401(a) or Section 403(a) of the Code, which will accept such transfer on behalf of the Participant.

		(d)	Notwithstanding anything in this Article to the
contrary, in the event the Participant's entire non-forfeitable Account balance does not exceed $3,500, the Committee shall pay the Participant a lump sum as soon as practicable following the Participant's termination of employment.

	7.4 Designation of Beneficiary.

		(1)	A Participant may designate one or more individuals or
one or more entities to receive the amounts payable pursuant to 7.2(3).

Any such designation shall be written, signed by the Participant on a form approved by the Committee, and shall be effective upon delivery to the Committee. Any such designation and all subsequent designations may be revoked at any time by delivery to the Committee of another designation, executed in the same manner, which shall become effective upon the same terms and conditions.

		(2)	(a) If a Participant is married at the time of his
death, his spouse shall be deemed to be his primary designated
Beneficiary unless he designates someone other than his spouse as Beneficiary and his spouse consents, in writing, to such other designation. Such spousal consent shall (i) acknowledge the effect of such designation on the spouse's rights to benefits under the Plan, (ii) acknowledge the specific non-spouse Beneficiary, if any, designated by the Participant, including any class of Beneficiaries or contingent Beneficiaries, which designations may not be changed without the spouse's consent (unless the consent of the spouse expressly permits such changes by the Participant without any requirement of further consent by the spouse), and (iii) be witnessed by a notary public.

			(b)	Notwithstanding the provisions of subparagraph
(a) above, spousal consent to a designation of a Beneficiary other than the spouse or to a subsequent change in Beneficiary shall not be required if it is established to the satisfaction of the Committee that such spousal consent cannot be obtained because (i) there is no spouse,
(ii) the spouse cannot be located, (iii) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or (iv) of such other circumstances as the Secretary of the Treasury may, by regulations or otherwise, prescribe. In the event the Participant's spouse is legally incompetent to give such spousal consent hereunder, the spouse's legal guardian, even if such guardian is the Participant, may give such consent. A former spouse's consent shall not be binding on a new spouse.

		(3)	In the event of the death of a Participant who shall
have no surviving Beneficiary pursuant to a Beneficiary designation in effect, and who shall have no surviving spouse, the estate of the Participant shall be the Beneficiary of such Participant, and distribution of the amounts credited to the vested Account of such Participant shall be made in such manner [described in 7.2(3)] as the Participant's personal representative shall select.

		(4)	The rights of any spouse or Beneficiary hereunder
shall be extinguished to the extent that such rights are in conflict with the provisions of any domestic relations order which is a "Qualified Domestic Relations Order" within the meaning of Section 206(d)(3)(A) of ERISA.

	7.5 Notification. The Committee shall provide each Participant whose vested Account exceeds $3,500 with a written notice of distribution no later than thirty (30) days and no more than ninety (90) days prior to the date on which distributions are scheduled to commence. Said notice shall set forth a general description of the material features and an explanation of the relative values of, the optional forms of distribution set forth under 7.3 in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and the regulations promulgated thereunder, and shall also inform the Participant of his right, if any, to defer the commencement of his distribution. Anything herein to the contrary notwithstanding, except as provided in 7.6 below, (a) no benefit shall be payable under the Plan to any Participant or Beneficiary hereunder unless and until such Participant or Beneficiary shall submit a written application therefor, on a form provided by the Committee, specifying the method in which such benefit is to be paid, and (b) in the event that there shall be a change in the investment funds available to Participants pursuant to 11.1 or a change in the Plan Trustee, distributions under the Plan may be suspended to the extent necessary to accomplish such changes.

	7.6 Minimum Distribution Rules.

		(a)	Notwithstanding anything in this Plan to the contrary,
all distributions made pursuant to the provisions of this Article shall be in accordance with the provisions of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder, including the minimum distribution incidental benefit requirement of Section
1.401(a)(9)-2 of said Regulations. The aforesaid provisions and the provisions of this 7.6 shall take precedence over any inconsistent provisions set forth in this Plan.

		(b)	Notwithstanding anything in this Plan to the contrary,
the distribution of a Participant's vested Account hereunder shall commence no later than April 1st of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) (the "Required Beginning Date"); provided, however that if a Participant has attained age seventy and one-half (70-1/2) before January 1, 1988, said Participant's Required Beginning Date shall be the
April 1st of the calendar year following the calendar year in which such Participant terminates employment, except that this proviso shall not apply to a Participant who was a five percent (5%) owner (as defined in Section 416(i) of the Code) at any time during the Plan Year ending with or within the calendar year in which he attained age 66-1/2. A
Participant who is employed by the Employer upon attainment of age seventy (70) may, upon attainment of such age, elect to receive a lump sum distribution of his vested Account balance, which distribution shall be made as soon as practicable thereafter; provided, however, that such distribution shall be subject to 7.5(b) and to any of the applicable provisions of 13.5 relating to distributions in the form of an Annuity or Qualified Joint and Survivor Annuity. In addition, if a Participant shall not have submitted a written application for benefits, as provided in 7.5, at the time benefits become payable pursuant to this 7.6(b), such Participant shall be deemed to have elected to receive a lump sum payment of his Account, as described in 7.3(a), subject, however, to any of the applicable provisions of 13.5 relating to distributions in the form of an Annuity or Qualified Joint and Survivor Annuity.

		(c) The following minimum distribution rules shall apply with respect to a Participant's vested Account on or after the Participant's Required Beginning Date:

				(i)  The amount required to be distributed for
each calendar year, beginning with distributions for the first
Distribution Calendar Year and each succeeding Distribution Calendar
Year (as defined in subparagraph (v) below), shall be no less than the quotient obtained by dividing the Participant's Benefit (as defined in subparagraph (v) below) by the Applicable Life Expectancy (as defined in subparagraph (v) below).

				(ii)  Notwithstanding anything herein to the
contrary, for calendar years beginning before January 1, 1989, if the Participant's spouse is not the Participant's designated Beneficiary, the present value of any installment benefits payable to the Participant shall be greater than fifty (50%) percent of the present value of the total installment benefits payable to the Participant and his designated Beneficiary.

				(iii)  Notwithstanding anything herein to the
contrary, for calendar years beginning after December 31, 1988, the amount to be distributed during each Distribution Calendar Year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (A) the Applicable Life

Expectancy or (B) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Treasury Regulations. Distributions subsequent to the death of the Participant shall be determined using the Applicable Life Expectancy as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Treasury Regulations.

				(iv)  The minimum distribution required for the
Participant's first Distribution Calendar Year shall be made on or before the Participant's Required Beginning Date. The minimum distribution for other Distribution Calendar Years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

				(v)  For the purpose of this paragraph (c), the
following definitions shall apply:

					(A)(1)  Applicable Life Expectancy shall
mean the Life Expectancy (or joint and last survivor expectancy) calculated by using the attained age of the Participant (and designated Beneficiary, if applicable) as of the Participant's (and designated Beneficiary's, if applicable) birthday(s) in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date on which Life Expectancy (or joint and last survivor expectancy) was first calculated; provided, however, that if Life Expectancy is being recalculated pursuant to subparagraph (2) below, the Applicable
Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year; provided, however, that if Life Expectancy (or joint and last survivor expectancy of the Participant and his spouse) is being recalculated pursuant to subparagraph (2) below, the applicable calendar year shall be each succeeding calendar year.

					   (2)  Notwithstanding anything
hereinbefore to the contrary, a Participant may make a written election no later than his Required Beginning Date, on the appropriate form provided by the Plan Administrator, to have the permissive recalculation rule set forth under Section 401(a)(9)(D) of the Code and the Treasury Regulations promulgated thereunder apply with respect to the determination of his Life Expectancy (and/or the Life Expectancy of his spouse, if applicable). Such election shall become irrevocable as of the Participant's Required Beginning Date. If the Participant fails to make such election, the Life Expectancy of the Participant (and his spouse, if applicable) shall be determined without regard to such provisions.

				(B)  Distribution Calendar Year shall mean a
calendar year for which a minimum distribution is required. Except as otherwise provided under the Treasury Regulations promulgated under
Section 401(a)(9) of the Code, the first Distribution Calendar Year shall be the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.

					(C)  Life Expectancy shall mean the life
expectancy or the joint and last survivor expectancy, as applicable, computed by use of the expected return multiples in Tables V and VI of
Section 1.72-9 of the Treasury Regulations.

					(D)  Participant's Benefit shall mean the
Participant's Account as of the last Valuation Date in the calendar year immediately preceding a Distribution Calendar Year (the "Valuation
Calendar Year"), increased by the amount of any contributions or forfeitures allocated to said Account during the Valuation Calendar Year after the Valuation Date and decreased by distributions made during the Valuation Calendar Year after the Valuation Date. For purposes of the preceding sentence, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution
Calendar Year on or before the Participant's Required Beginning Date, the amount of the minimum distribution made in the second Distribution
Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

	7.7 Timing of Death Benefit Distributions.

		(a)	The distribution of death benefit payments hereunder
shall commence as soon as practicable following the Participant's date of death, except as otherwise may be provided in this Section.

 		(b)(i)	Notwithstanding anything in this Article to the
contrary and except as otherwise provided in subparagraph (ii) below, if a Participant's date of death occurs prior to his Required Beginning Date (as described in 7.6(b)), the distribution of his vested Account shall be completed by December 31 of the calendar year which contains the fifth anniversary of the Participant's date of death.

			(ii)	If any portion of the Participant's vested
Account is payable to a designated Beneficiary in installments, distributions shall be made over a period not extending beyond the life expectancy of the designated Beneficiary and shall commence (A) in the case of a non-spouse Beneficiary, no later than December 31 of the calendar year immediately following the calendar year during which occurred the Participant's date of death, and (B) in the case of a surviving spouse, on or before the later of (1) December 31 of the calendar year immediately following the calendar year during which occurred the Participant's date of death or (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

			(iii) For purposes of this paragraph (b), if the surviving spouse dies before any payments to such spouse have commenced, the provisions of subparagraph (ii) above, with the exception of clause
(B)(2) therein, shall be applied as if the surviving spouse were the Participant.

			(iv)	For purposes of this paragraph (b), any amount
paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse if such amount shall become payable to the surviving spouse upon such child reaching the age of majority (or other designated event permitted under the regulations promulgated under
Section 401(a)(9) of the Code).

			(v)	The provisions of this paragraph (b) shall apply
with respect to the Participant's entire vested Account; provided, however that if the Participant's vested Account is divided into separate accounts as of his date of death (in accordance with the Treasury Regulations promulgated under Section 401(a)(9) of the Code), the provisions of this paragraph (b) may be separately applied to the separate Beneficiaries (if any) of each such separate account.
Notwithstanding anything in this paragraph (b) to the contrary, if an individual is designated as a Beneficiary in addition to the Participant's surviving spouse, clause (2) of subparagraph (ii) above shall not apply, unless the Participant's vested Account is divided into a separate account as described above and the only designated
Beneficiary with respect to such separate account is the surviving spouse.

	7.8	Valuation of Distributions.

		(a)	Commencing with distributions made subsequent to May
31, 1993, the Participant's vested Account balance to be distributed pursuant to 7.1 or 7.2 of this Article VII or pursuant to any other provision under this Plan, shall be determined as of the Valuation Date coincident with the date of distribution. For purposes of this paragraph (a), the date of distribution shall be the date the Trustee liquidates the assets in the vested Account of the Participant in order to effectuate the distribution of said vested Account.

		(b)	With respect to distributions made prior to June 1,
1993, the Participant's vested Account balance shall be determined as of the Valuation Date immediately preceding the date of distribution; provided, however, that in the event that any distribution from the Company Stock Fund is, pursuant to 10.5, to be made in cash rather than in shares of Computer Associates International, Inc. common stock
("Company Stock"), which distribution requires a sale of Company Stock held in such Fund, and, if in the judgment of the Committee, the use of the aforesaid Valuation Date could result in a loss to such Fund, then the portion of such Participant's vested Account balance invested in such Fund to be distributed in cash shall be determined, in the sole discretion of the Committee, as of the Valuation Date immediately following the sale of Company Stock required to effectuate said distribution.

	7.9	Direct Rollover of Eligible Rollover Distributions.

		(a)	Except as otherwise provided in this Section, if the
"Distributee" (as defined in paragraph (f) below) of any "Eligible
Rollover Distribution" (as defined in paragraph (f) below) elects to have such Distribution paid directly to an "Eligible Retirement Plan"
(as defined in paragraph (f) below) and specifies the Eligible
Retirement Plan to which such Distribution is to be paid (in such form and at such time as the Committee may prescribe), such Distribution shall be made in the form of a "Direct Rollover" (as defined in paragraph (f) below).

		(b)	A Distributee may elect to have a portion of an
Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover and to have the remainder of said Distribution paid to the Distributee.

		(c)	In no event may a Distributee elect a Direct Rollover
with respect to Eligible Rollover Distributions during a year that are reasonably expected to total less than two hundred ($200) dollars or any lower minimum amount specified by the Committee. For purposes of determining whether the preceding limit is reached, all Eligible
Rollover Distributions received within one taxable year of the Distributee under the Plan shall be aggregated; provided, however, that if the Committee does not know at the time of the first Distribution of less than two hundred ($200) dollars whether there will be additional

Eligible Rollover Distributions during the year for which the aggregation is required, a Direct Rollover of such Distribution may be prohibited.

		(d)	A Distributee's election to make or not make a Direct
Rollover with respect to one payment in a series of periodic payments shall apply to all payments in the series, provided that

			(i)	the Distributee is permitted at any time to
change, with respect to subsequent payments, a previous election to make or not make a Direct Rollover; and

			(ii)	the written explanation provided pursuant to
Code 402(f) explains that the election to make or not make a Direct Rollover will apply to all future payments unless the Distributee subsequently changes the election.

		(e)	The Committee may, pursuant to regulations and rulings
promulgated by the Secretary of the Treasury, establish procedures for the purpose of carrying out the provisions of this 7.9, including establishing any reasonable procedure for the Distributee to elect a
Direct Rollover, establishing a default procedure, establishing a deadline or time period after which the Distributee may not revoke an election to make or not make a Direct Rollover, and limiting the
Distributee to a single Direct Rollover for each Eligible Rollover
Distribution.
		(f)	For the purpose of this 7.9, the following
definitions shall apply:

			(i)	Direct Rollover shall mean a direct trustee-to-
trustee transfer to the Eligible Retirement Plan so specified by the
Distributee.
			(ii)	Distributee shall mean (A) a Participant, (B) a
Participant's surviving spouse, or (C) a Participant's spouse or former spouse who is an alternate payee pursuant to a "Qualified Domestic
Relations Order" as described in 9.3.

		    (iii)	Eligible Retirement Plan shall mean (A) an
	individual retirement account described in Code 408(a), (B) an individual retirement annuity described in Code 408(b), other than an endowment contract, (C) a defined contribution plan which is qualified under Code 401(a), the terms of which permit the acceptance of rollover distributions, or (d) an annuity plan described in Code 403(a).

			(iv)	Eligible Rollover Distribution shall mean any
distribution from the Plan to a Distributee, except that such term shall not include (A) any portion of a distribution which is attributable to Voluntary Contributions, (B) any distribution which is one of a series of substantially equal periodic payments, not less frequently than annually, made (1) for the life (or life expectancy) of the Participant or the joint lives (or life expectancies) of the Participant and his designated Beneficiary, or (2) for a specified period of ten (10) years or more, and (C) any distribution to the extent such distribution is required under 7.6.

				ARTICLE VIII

			IN-SERVICE WITHDRAWALS AND LOANS

	8.1 Withdrawals From Participants' Accounts.

		(1)	Withdrawals from Voluntary Contribution Account.  A
Participant who has not terminated employment with the Employer may, at any time, upon thirty days written notice to the Committee, signed and acknowledged by the Participant, elect to withdraw all or part of his Voluntary Contribution Account.

		(2)	Hardship Withdrawals from Other Accounts.

			(a) A Participant who has not terminated employment with the Employer may, at any time, upon written notice to the Committee, signed and acknowledged by the Participant, request the withdrawal of additional amounts from his Account, which shall only be permitted if the Committee shall find that such withdrawal is required by the Participant for the purpose of satisfying any of the following financial needs:

			(i) medical expenses incurred by the Participant or a member of his immediate family;

			(ii) purchase or preservation of the primary residence of the Participant; or

			(iii) educational expenses of the Participant or a member of his immediate family.

		(b)	Such hardship withdrawals shall be made from the
Participant's Account as follows:

		FIRST:	From the Participant's Pre-Tax Contribution
Account; provided, however, that if the Participant has not attained age 59-1/2, the following conditions and limitations shall apply to said withdrawals from the Pre-Tax Contribution Account:

			(i)	Such withdrawals shall not include any gains or
earnings of the Trust allocated to such Participant's Pre-Tax
Contribution Account subsequent to March 31, 1989.

			(ii)	Such withdrawals shall only be permitted if all
of the following requirements are satisfied:

				(A)	The withdrawal shall not exceed the amount
required by the Participant to satisfy the financial need set forth in paragraph (a) above.

				(B)	The Participant has obtained all other
distributions under paragraph (1) of this Section.

				(C) The Participant has obtained all nontaxable
(at the time of the loan) loans from the Plan, unless the Participant's financial need cannot reasonably be relieved by obtaining such loans.

				(D) The Participant acknowledges in writing to
the Committee, on such form as it shall require, that the financial need as set forth in paragraph (a) above cannot reasonably be relieved:

					(1)	through reimbursement or
compensation by insurance or otherwise;

					(2)	by liquidation of the Participant's
assets, which shall be deemed to include those assets of the
Participant's spouse and minor children that are reasonably available to the Participant;

					(3)	by cessation of the Participant's
Pre-Tax and Voluntary Contributions;

					(4)	by nontaxable (at the time of the
loan) loans or other distributions or non-taxable loans from qualified plans of any other employer; or

					(5)	by borrowing from commercial sources
on reasonable commercial terms in an amount necessary to satisfy the financial need.

				For purposes of this subparagraph (D), a
financial need cannot reasonably be relieved by one of the actions set forth above if the effect of such action would be to increase the

Participant's financial need. In no event may the Committee rely upon the Participant's written representations as described above if the Committee has actual knowledge that the Participant's financial need can reasonably be relieved by one of the actions set forth above.

		SECOND:	From the Participant's Rollover Contribution
Account, if any; provided, however, that in no event shall a withdrawal of any portion of the Money Purchase Account (as described in 13.3) of a Transferred Employee (as defined in 13.1(4)) be permitted, unless such Transferred Employee's spouse, if any, consents to such withdrawal within the ninety (90) day period prior to said withdrawal. Such spousal consent shall be in the manner described in 13.5(2)(c).

		THIRD:	From the Participant's Employer Contribution
Account, to the extent of the Participant's vested interest in such Account.

 		(3) Any request for a withdrawal under this 8.1 must be made in writing by the Participant on such forms as are provided by the Committee, and shall be supported by any information which the Committee requests from the Participant.

		(4)	Notwithstanding anything herein to the contrary, in
the event that there shall be a change in the investment funds available to Participants pursuant to 11.1 or a change in the Plan Trustee, withdrawals under this 8.1 may be suspended to the extent necessary to accomplish such changes.

	8.2 Loans to Participants.

		(1)	Any Participant, other than a Participant who has
either (a) terminated employment with the Employer or (b) become employed by a Related Company as described in 3.3(a) or (b), may, with the consent of the Committee, take a loan from his Account; provided, however, that in the event that there shall be a change in the investment funds available to Participants pursuant to 11.1 or a change in the Plan Trustee, loans under this 8.2 may be suspended to the extent necessary to accomplish such changes. A request for a loan shall be made on a loan application form to be provided by the Committee.

		(2)	In no event shall the total of any such loan or loans
which are made, renewed, renegotiated, modified, or extended after December 31, 1986 with respect to any Participant under all plans of the Employer exceed the lesser of (i) Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from such plans during the one (1) year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from such plans on the date on which such loan is made, or (ii) one-half the value of the Participant's vested Account balance as of the most recent Valuation Date during the twelve (12) month period immediately preceding the issuance of the loan, provided such valuation is adjusted for any distributions or Contributions made after such Valuation Date; provided, however, that no loan granted on or after July
1, 1993 shall be less than One Thousand Dollars ($1,000).

		(3)	(a)	No such loan or loans shall be made except for
the purpose of enabling a Participant to meet a special situation in his financial affairs. Such situation shall include, but not be limited to, the illness or disability of the Participant or a member of his family, the establishment or preservation of the primary residence of the Participant, the education of the Participant or his immediate family, or such other reason that the Committee in their judgment may deem good and sufficient.

			(b)	Effective July 1, 1993, (i) the provisions of
subparagraph (a) above shall not apply, and (ii) in no event may a Participant have more than two (2) loans outstanding at any time under the Plan.

		(4)	The rate of interest on loans to Participants shall be
at a reasonable rate fixed by the Committee at the time the loan is approved. Such rate shall provide the Trust with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

		(5)	All loans shall be repaid at least quarterly in
substantially equal installments of both principal and interest, either through payroll deduction or such other method as may reasonably be selected by the Committee; provided, however, that any method selected shall be sufficient to fully amortize the loan within the repayment period. All such repayments shall be credited to the Participant's Account. The maximum repayment period of a loan to a Participant shall be five (5) years. The term of the loan shall be arrived at by the Committee pursuant to a uniform, nondiscriminatory policy. Notwithstanding anything in this 8.2 to the contrary, in the event a Participant separates from service with an outstanding loan balance and defers the distribution of his vested Account pursuant to Article VII, such outstanding loan balance (including any accrued but unpaid interest thereon) as of the date of such Participant's separation from service shall become due and payable within one (1) month of such separation from service.

		(6)	Each loan shall be supported by collateral which shall
consist of the assignment of no more than fifty percent (50%) of the Participant's vested Account in the Trust; provided, however, that the Committee shall require such additional collateral as the Committee may deem necessary in order to adequately secure the loan and insure against a loss to the Plan.

		(7)	Upon the death, retirement or termination of
employment of the Participant, the Committee may deduct the total unpaid balance of any such outstanding loan or any portion thereof from any payment or distribution to which such Participant or his Beneficiary or Beneficiaries may be entitled.

		(8)	Each Participant to whom a loan is granted under this
8.2 shall be required to execute a promissory note payable to the Trustee. Such promissory note shall be in the form provided by the Committee and shall set forth the material terms of the loan. Every loan applicant shall receive a clear statement of the material terms of each loan transaction.

		(9)	(a) If a Participant (i) defaults on the payment of a
loan and such default continues for sixty (60) days, or (ii) in the event of the Participant's bankruptcy, impending bankruptcy, insolvency, or impending insolvency, the Committee shall issue a written notice of default to the Participant, in which case the entire unpaid loan balance shall become due and payable. The Committee may pursue collection of the unpaid loan balance, plus accrued but unpaid interest thereon, by foreclosing upon the collateral given to secure the loan's repayment and reducing the Participant's Account, or by any other lawful means generally available to creditors.

			(b) Notwithstanding the preceding, (i) except in the case of Employees who have been Participants for five (5) or more Plan Years, the maximum amount by which an active Participant's Employer Contribution sub-account balance may be reduced in connection with a default shall be equal to the excess of such balance over the amount of Employer Contributions made on his behalf for the two (2) Plan Years ending prior to the default, and (ii) in no event shall any portion of a Participant's Pre-Tax Contribution Account be reduced in connection with a default prior to the earlier of (A) the Participant's separation from service or (B) the date the Participant attains age 59-1/2.

		(10) The Committee shall have the authority to adopt additional terms and conditions including rules regarding the financial ability of the Participant to repay the amount he seeks to borrow, provided that the Committee shall permit loans to be available to all Participants on a reasonably equivalent basis, and shall not make loans available to Participants who are Highly Compensated Employees (as defined in 4.7(1)(b)(ii)) in an amount representing a greater percentage of such Participants' vested Account than is made available to other Participants.

				ARTICLE IX

  			MISCELLANEOUS PROVISIONS

	9.1 Termination.  (a)	An Employer may terminate the Plan with
respect to its Employees at any time and the Board of Directors of Computer Associates International, Inc. shall have the right to terminate the Plan at any time. In the event of the termination or partial termination (within the meaning of such term as used in Title IV of the Employee Retirement Income Security Act of 1974 (hereinafter called the "Act")) of the Plan, or in the event of a complete discontinuance of contributions to the Plan, all Participants affected thereby shall be fully vested in and have a 100% non-forfeitable right to their Accounts.

		(b)	As soon as administratively feasible after the
termination of the Plan, the Committee shall direct the Trustee to distribute each Participant's Account to the Participant or his Beneficiary, as applicable, in a lump sum, subject, however, to the applicable provisions of 13.5 relating to distributions in the form of an Annuity or Qualified Joint and Survivor Annuity; provided, however, that if the Employer or a Related Company maintains another defined contribution plan which satisfies the qualification requirements under
Section 401(a) of the Code (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), no distribution of an Account which exceeds $3,500 shall be made hereunder to a Participant who has not attained his Normal Retirement Age without such Participant's written consent, and if the Participant does not consent to such distribution, the Committee shall direct the Trustee to directly transfer such Participant's Account to the trust created under such other qualified plan in accordance with Section 411(d)(6) of the Code and the regulations promulgated thereunder.

	9.2 Merger or Consolidation. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (if the plan then terminated) equal to or greater than the benefit to which he would have been entitled immediately before such merger, consolidation or transfer (if the Plan then terminated).

	9.3 Alienation Prohibited.

		(1)	Except as provided by  8.2(6) of this Plan and by
paragraph (2) below, the rights of a Participant to receive benefits hereunder shall not be anticipated, assigned (either at law or in equity), alienated, or subject to attachment, garnishment, levy, execution or other legal or equitable process.

		(2)	Notwithstanding the provisions of paragraph (1) above,
the Committee shall direct the Trustee to pay benefits from the Plan in accordance with the applicable requirements of any Qualified Domestic Relations Order. For the purposes of this paragraph (2), a Qualified
Domestic Relations Order means

			(i)	any judgment, decree or order (including
approval of a property settlement agreement) made pursuant to a State domestic relations law, which relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of a Participant;

			(ii)	which creates or recognizes the existence of an
alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of a Participant's Account;
provided, however, that such Qualified Domestic Relations Order must clearly specify

			(iii) the name and last known mailing address of the Participant and of each alternate payee covered by the order;

			(iv) the amount or percentage of the Participant's benefits to be paid to each alternate payee, or the method by which such percentages are to be determined;

			(v)	the number of payments, or the period to which
the order applies; and

			(vi)	the name of the plan(s) to which such order
applies.

		In no event will any domestic relations order be deemed to be a Qualified Domestic Relations Order if such order purports to require the payment of benefits in a form not otherwise provided under the Plan, or to require the Plan to provide increased benefits, or to require the payment to an alternate payee of benefits which are required to be paid to another alternate payee under a previous Qualified
Domestic Relations Order.

		(3)	The Committee shall establish a reasonable procedure
for determining whether any domestic relations order is a "Qualified Domestic Relations Order", and to administer distributions under such Qualified Domestic Relations Order. Such procedure shall be in writing, and shall provide for the prompt notification of each Participant and alternate payee named in the order of (i) the order's receipt and (ii) the procedure for determining the qualified status of the order.

		(4)	During any period in which the issue of whether a
domestic relations order is "Qualified" is being determined, the Committee shall segregate in a separate account any amounts that would be payable to an alternate payee pursuant to such order, if "Qualified". If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the order, if "Qualified," it is determined that the order is a Qualified Domestic Relations Order, the segregated account shall be distributed in accordance with the order. If the order is not determined to be a Qualified Domestic Relations Order within such eighteen (18) month period beginning with the date on which the first payment would be required to be made under the order, if "Qualified" , the segregated account shall, at the end of the eighteen (18) month period, be restored to the Account of the Participant and treated as if no order existed.
Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period shall only be applied prospectively.

	9.4 Governing Law. This Plan shall be construed and enforced in accordance with the relevant provisions of the Code and the Act, but to the extent that their provisions shall not govern the Plan, it shall be construed and enforced in accordance with the laws of the State of New York, except the decisional or statutory law of such State concerning conflicts of law or choice of law shall not be used in determining applicable law.

	9.5 Plan Not Contract of Employment. No provision of this Plan shall be construed as a contract of employment between the Employer and any Employee, a right of continued employment by any Employee or as a limitation of the right of the Employer to discharge any Employee for any reason.

	9.6 Reversion of Certain Contributions. All contributions made by the Employer are made for the exclusive benefit of Participants and their Beneficiaries, and such contributions shall not be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and Trust). Notwithstanding the foregoing, amounts contributed to the Trust by the Employer may be refunded to the Employer, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations:

		(1)	Disallowance of Deduction.  All Contributions made by
the Employer are conditioned on their deductibility pursuant to Section
404 of the Code. If the deduction of all or any portion of a Contribution made by the Employer is disallowed, such Contribution (to the extent so disallowed) shall be returned to the Employer within one
(1) year of the date of such disallowance. If such Contribution shall include Pre-Tax Contributions, such Pre-Tax Contributions shall be paid to the Participants on whose behalf they were made, as soon as practicable thereafter.

		(2)	Disqualification of Plan.  The effectiveness of the
Plan and Trust created hereunder are based upon the condition precedent that they shall be approved by the Internal Revenue Service as qualified under Section 401(a) of the Code, and tax exempt under Section 501(a) of the Code. Accordingly, notwithstanding anything herein contained to the contrary, if an adverse determination letter shall be received in writing from the Internal Revenue Service that this Plan and Trust do not qualify under the provisions of Sections 401(a) and 501(a) of the Code, the Plan and Trust shall be null and void ab initio. The
Trustees, upon receipt of written notice from the Employer together with a copy of such adverse determination letter, shall transfer and pay over to the Employer within one (1) year after the date of denial of qualification of the Plan, all of the net assets so contributed by the Employer which remains after deducting the proper expenses of terminating the Plan, including any Pre-Tax Contributions, which shall then be paid to the Participants in the Plan, in the manner described in subparagraph (1) above. This paragraph (2) shall be operative only in the event of initial non-qualification of the Plan.

		(3)	Mistake of Fact.  In the case of a Contribution which
is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of a Participant, or a mathematical error) that portion of such Contribution as is attributable to the mistake of fact shall be returned to the

Employer within one (1) year after the payment of the contribution to which the mistake applies, including any Pre-Tax Contributions which shall then be paid to the Participants in the Plan, in the manner described in subparagraph (1) above.

	All refunds pursuant to paragraphs (1), (2) and (3) shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of the Act, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to Section 401(a) of the Code.

	9.7 Participant or Beneficiary Unable to be Found. Notwithstanding anything else contained in this Plan to the contrary, if the Committee is unable to direct payment of a benefit hereunder to a Participant or Beneficiary entitled thereto because the identity or whereabouts of such person cannot be ascertained, notwithstanding the registered or certified mailing of notice to such person at his last known address as indicated by the records of the Committee or the Employer, then such benefit and any other benefits of such person payable from the Trust shall be forfeited and applied in accordance with 5.4(3); provided, however, that such benefits shall be reinstated upon a proper claim being made by the Participant or Beneficiary.

					ARTICLE X

				ADMINISTRATIVE PROVISIONS

	10.1 (1) Committee. The Plan shall be administered by a Committee consisting of at least three individuals who shall be appointed by and for the term specified by the Board of Directors of the Employer. The Board of Directors of the Employer may remove any member of the Committee from office at any time with or without cause.

		(2)	Quorum; Majority to Govern.  Two-thirds of the members
of the Committee shall constitute a quorum. A vote of a majority of the members present at a meeting, if a quorum is present, shall be the act of the Committee.

		(3)	Act of Committee.  The Committee may act at a meeting
or may act without a meeting, if each Committee member consents in writing to the adoption of a resolution authorizing the action.

		(4)	By-Laws.  The Committee may adopt by-laws to govern
the conduct of its internal affairs.

		(5)	Powers and Duties of Committee.  The Committee shall
control and manage the operation and administration of the Plan. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties which shall be performed in its full and absolute discretion:

			(a) requiring any Participant or Beneficiary to furnish such information or to execute any forms or documents as it may request for the proper administration of the Plan, and to condition the payment of any benefits under the Plan upon the furnishing by such Participant or Beneficiary of the information so requested;

			(b) adopting and enforcing such rules and regulations and prescribing the use of such forms as it shall deem necessary for the efficient administration of the Plan;

			(c) interpreting the provisions of the Plan, and resolving any ambiguities, inconsistencies and omissions in the Plan. The Committee's interpretations and decisions shall be conclusive and binding upon all parties affected thereby, except as otherwise expressly provided herein;

			(d) determining the eligibility of any Employee to participate in the Plan;

			(e) determining all questions relating to the status and rights of Participants under the Plan;

			(f) furnishing the Trustee with such information as it may reasonably require to perform its duties hereunder;

			(g) employing such clerical staff as it shall deem necessary for the proper administration of the Plan;

			(h)	furnishing such reports to the Labor Department
and Internal Revenue Service as shall be required by law;

			(i)	furnishing such information to Participants and
Beneficiaries as shall be required by law;

			(j)	providing directions to the Trustee regarding
payment of benefits to Participants and Beneficiaries;

			(k)	preparing and maintaining adequate records to
accomplish the foregoing duties;

			(l)	providing procedures and rendering necessary
decisions for claims for benefits under the Plan; and

			(m)	establishing and maintaining a funding policy
for the Plan and communicating such policy to the Trustee or any investment adviser.

		(6)	Advisers.  To assist in the performance of its duties,
the Committee may engage in such legal counsel, accountants, pension consultants, actuaries or other advisers as the Committee may deem necessary or advisable.

		(7)	Allocation of Fiduciary Responsibilities.  The
Committee may, by a duly adopted resolution, allocate fiduciary responsibilities among its members and may designate individuals other than Committee members to carry out fiduciary responsibilities.

		(8)	Investment Manager.  The Committee may appoint (and
may remove from office with or without cause) an investment manager to manage (or acquire and dispose of) any assets of the Trust.

		(9)	Claims Procedure.  The Committee shall provide written
notice (in terms calculated to be understood by the Participant and setting forth specific reasons for the denial) of a denial of a Participant's claim for benefits under the Plan and shall afford such Participant a reasonable opportunity for a fair and plenary review of such denial by the Committee.

		(10)	Indemnification.  The Employer shall indemnify any
member of the Committee and those to whom the Committee has delegated fiduciary duties pursuant to paragraph (7) of this 10.1, and shall hold such member or designated fiduciary harmless from and against any and all claims, losses, damages, expenses and liability arising from any act or failure to act unless the same is judicially determined to be the result of the gross negligence or willful misconduct of such member or designated fiduciary.

		10.2 Employer. As used in subparagraphs (2) and (4) below, the term "Employer" shall mean Computer Associates International, Inc.
and its successors, and shall not include any Related Company which shall have adopted the Plan:

			(1)	Contributions.  The Employer shall make
contributions to the Trust as specified in Article IV.

			(2)	Appointment, Removal and Compensation of
Trustee. The Employer shall appoint the Trustee and may remove the Trustee from office with or without cause. The Trustee shall be compensated either directly from the Employer or from the Trust Fund.

			(3)	Expenses.  The Employer shall pay the expenses
of the Committee, including any expenses of retaining advisers;
provided, however, that if such expenses are not paid when due, the Committee may direct that any such reasonable expenses shall be paid by the Trustees directly from the Trust.

			(4)	Amendment of Plan.  The Employer may amend the
Plan by a resolution by its Board of Directors adopted in accordance with its certificate of incorporation and by-laws; provided, however, that any technical amendments to the Plan which may be necessary solely to ensure that the Plan continues to qualify under the Code, ERISA, any other statute, or any regulations or pronouncements promulgated by the Internal Revenue Service, the United States Department of Labor, or any other governmental agency with jurisdiction over the Plan, may be adopted by proper resolution and execution of the appropriate documents by the members of the Committee.

	10.3 Service in More Than One Capacity. Any individual or group of individuals may serve in more than one fiduciary capacity with respect to the Plan, including service both as a Trustee and as a Committee member.

	10.4 Payments to the Trust and Establishment of Investment Funds. The Employer shall pay all Contributions under the Plan to the Trustee. The Trustee shall hold all Contributions received by it as Trustee in various investment funds selected by the Committee, for the purpose of enabling Participants to direct the investment of their Accounts pursuant to Article XI. Such investment funds may include a Company Stock Fund, which shall consist primarily of the common stock of Computer Associates International, Inc.

	10.5 Payments from the Trust. The Trustee shall, in accordance with the written instructions of the Committee, pay all amounts directly to the Employee, Participant or Beneficiary entitled to the amounts specified in such instructions.

Payments shall be made in money by check, except that payments from the Company Stock Fund (as set forth in 10.4) prior to July 1, 1993 shall be made in kind in full shares of Company Stock and in cash for any partial shares; provided, however, that the right of any Employee, Participant, or Beneficiary, if any, to a cash distribution of his Company Stock Fund amount in effect as of December 31, 1988, shall be preserved to the extent required by law. Notwithstanding anything herein to the contrary, effective July 1, 1993, payments from the Company Stock Fund may, at the Employee's, Participant's or Beneficiary's election, be made either (a) in kind in full shares of Company Stock and in cash for any partial shares, or (b) entirely in cash.

	10.6 Voting Rights With Respect to Company Stock Fund.

	(a) Notwithstanding anything in this Section or Plan to the contrary, effective March 31, 1993 the provisions of Section 4(e)(v) of the Trust Agreement entered into as of said date between Computer Associates International, Inc. and the Trustee (Fidelity Management Trust Company) relating to voting and tender offers of Company Stock shall govern this Section, and paragraph (b) of this Section shall no longer be effective.

		(b) With respect to the voting of Company Stock prior to March 31, 1993, the Trustee shall exercise all voting rights with respect to the shares of Company Stock held in the Company Stock Fund (as set forth in 10.4) and the Employer shall cause to be sent to the Trustee all proxy solicitation materials relating thereto; provided, however, that in the case of any tender or exchange offer which shall be pending or which shall be made in the future for all shares of Company Stock or any portion thereof, each Participant shall have the right, with respect to the Company Stock attributable to his or her Account, to instruct the Trustee in writing as to the manner in which to respond to any such offer. As soon as practicable after the commencement of any tender or exchange offer, the Trustee shall provide each Participant then participating in the Company Stock Fund all information distributed to shareholders of the Employer in connection with any such tender or exchange offer, and an instructions form for return to the Trustees. A Participant's instructions shall remain in force until superseded in writing by the Participant. The Trustees shall tender or exchange such shares of Company Stock as and to the extent so instructed. If the Trustee shall not receive instructions from a Participant regarding any tender or exchange offer for Company Stock, the Trustees shall have no discretion in such matter and shall take no action in response thereto. Unless and until shares of Company Stock are tendered or exchanged, the individual instructions received by the Trustees from Participants shall be held by the Trustees in strict confidence and shall not be divulged or released to any person, including officers or employees of the Employer; provided, however, that the Trustee shall advise the Employer, at any time upon request, of the total number of shares which it is instructed to tender or exchange and the total number of shares not subject to instructions to tender or exchange.

					ARTICLE XI

				INVESTMENT DIRECTIONS

	11.1	Directed Investments.  Except as otherwise provided herein
and in 11.2, each Participant shall direct that all Contributions made or allocated to his Account in accordance with 4.1, 4.2, 4.3, 4.4,
4.10 or 4.11 be invested in the various investment funds selected by the Committee pursuant to 10.4. Any apportionment of investment elections by a Participant among such funds shall be made in such multiples as determined by the Committee and applied in a uniform manner to all Participants. A direction made by a Participant pursuant to this Article shall be made in writing on such form as prescribed by the Committee, and shall be deemed to be a continuing direction by the Participant, until changed by the Participant as described below. Each Participant shall have the right, which may be exercised one time during any "election period," as defined hereinafter, to transfer (in such multiples as determined by the Committee and uniformly applied to all Participants) all or any portion of the amounts then credited to his Account from one investment fund to any of the other investment funds as selected by the Committee. For purposes of this Article, "election period" shall mean the period determined by the Committee, which shall be at least a three-month period and applied to all Participants in a uniform and nondiscriminatory manner; provided, however, that in the event that the Committee shall change the investment funds available to Participants hereunder or there shall be a change in the Plan Trustee, such election period may be suspended to the extent necessary to accomplish such changes. In addition, effective March 9, 1993, each Participant shall have the right, which may be exercised one time during such "election period," to change any such direction (in such multiples as determined by the Committee and uniformly applied to all Participants) with respect to future Contributions. If any Participant initially fails to designate the manner of investment of his Account or any Contributions made on his behalf, such amounts shall be invested in a money market fund pursuant to the terms of the Trust Agreement of the Plan entered into between the Employer and the Trustee.

	11.2	Allocation of Employer Discretionary Contributions Made in
Computer Associates International, Inc. Stock. In the event that all or a portion of any Employer Discretionary Contributions for a Plan Year shall be made in shares of common stock of Computer Associates International, Inc. pursuant to 4.6(2), the Committee may, in its discretion, direct that all or a portion of such Contributions be allocated directly to the Company Stock Fund (as set forth in 10.4), regardless of any Participant's investment election in effect under
 11.1 at the time such Contributions are made to the Plan. If a Participant has not directed, pursuant to 11.1, the investment of any portion of his Account, or any portion of future Contributions to be allocated thereto, to the Company Stock Fund at the time the aforesaid Contributions are made to the Plan, the Committee shall establish such a Company Stock Fund account on such Participant's behalf. Nothing contained herein shall prevent a Participant from directing, pursuant to

11.1 and procedures adopted by the Committee, the transfer of all or any portion of the amounts deposited into such Company Stock Fund to any of the other investment funds available pursuant to 11.1.

	11.3	Application of Securities Law.  With respect to any persons
subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under this Article or any other provisions of the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article or the Plan or any action of the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

					ARTICLE XII

			SPECIAL TOP-HEAVY PROVISIONS

	12.1 Purpose. The purpose of this Article is to comply with the special rules applicable to top-heavy plans contained in Section 416 of the Code and the regulations thereunder. In the event the Plan should become top-heavy as defined in 12.2, the provisions of this Article shall apply notwithstanding anything to the contrary elsewhere in this Plan. In the event that any limitations imposed by this Article are no longer necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code, these rules shall immediately become null and void and shall no longer apply without the necessity of further amendment to the Plan.

	12.2 Determination of Top-Heaviness. The Plan will be considered to be top-heavy, if as of the most recent determination date:

		(a)	the sum of the Account balances, under all defined
contribution plans included in the aggregation group (described in 12.4), of all Participants who are key employees (as defined in 12.3) for such Plan Year exceeds sixty percent (60%) of the sum of the Account balances of all Participants, or

		(b)	the Plan is part of a top-heavy group.

	The determination date shall be the last day of the first Plan Year thereof, and thereafter, the last day of the preceding Plan Year. For purposes of determining the amount of the Account of any Participant, such amount shall, except as otherwise provided herein, include the following:

			(i)	any plan distributions made within the five (5)
year period ending on the determination date. All distributions, including distributions under a terminated plan, which if it had not been terminated would have been required to be included in an aggregation group, will be counted.

			(ii)	with respect to unrelated rollovers and plan-to-
plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), the plan providing the funds rolled over or transferred shall always consider such rollovers or plan-to-plan transfers as a distribution for purposes of this Section. The plan accepting such unrelated rollovers or plan-to-plan transfers shall not count such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Employee's account. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Employee's account.

			(iii) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), the plan providing the funds rolled over or transferred shall not count such funds as a distribution for purposes of this Section. The plan accepting such rollover or plan-to-plan transfer shall consider such rollover or plan-to-plan transfer as part of the Employee's account, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

			(iv) for Plan Years beginning after December 31, 1984, the account of any Employee who has not performed any service for the Employer during the five (5) year period ending on the determination date shall be disregarded.

	12.3 Key Employees.  The term "key employee" means any
Participant who at any time during the Plan Year or any of the four (4) preceding Plan Years is, or was:

		(1)	an officer of the Employer having Compensation in
excess of fifty percent (50%) of the dollar limitation in effect on under 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; provided, however, no more than the lesser of (i) fifty Employees, or (ii) the greater of three (3) Employees or ten percent (10%) of all Employees are to be treated as officers; and provided further, that officers of any division of the Employer shall not be deemed to be an officer of the Employer merely because of their positions as officers of divisions;

		(2)	one of the ten (10) Employees having annual
Compensation from the Employer or more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Section 318 of the Code) more than a one-half (1/2%) percent interest as well as one of the ten (10) largest interests in the Employer;

		(3)	a five (5%) percent owner of the Employer; or

		(4)	a one (1%) percent owner of the Employer having an
annual Compensation from the Employer of more than $150,000.

	An Employee shall be considered a five percent (5%) owner under paragraph (3) above if the Employee owns more than five percent (5%) of the Employer's outstanding stock or stock possessing five percent (5%) of the total combined voting power of all the stock of the Employer.
The term one (1%) percent owner under paragraph (4) above means any person who would be described in the preceding sentence if "one (1%) percent" were substituted for "five (5%) percent" each place it appears in the preceding sentence. In determining percentage ownership for purposes of this 12.3, the constructive ownership rules contained in
Section 318 of the Code (as modified by Section 416(i)(1)(B)(iii) of the Code) shall be applicable, but the aggregation rules of Sections 414(b),(c) and (m) of the Code shall not apply. In determining the number of officers taken into account under paragraph (1) above, Employees described in Section 414(q)(8) of the Code shall be excluded.

		For purposes of this 12.3, Compensation shall mean compensation within the meaning of Section 414(q)(7) of the Code, and in determining such Compensation, all Related Companies shall be included with the Employer as a single employer.

	12.4 Aggregation Rules. All Related Companies shall be included with the Employer as a single employer for the purposes of determining top-heaviness. All plans of the Employer in which a key employee participates, and each other plan of the Employer which enables any plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, will be aggregated as part of a required aggregation group for the purpose of determining top-heaviness.

	Each plan in the required aggregation group will be top-heavy if the group is top-heavy and no plan in the group will be top-heavy if the group is not top-heavy.

	Although not required, the Committee may elect to include as part of the aggregation group any plans that are not part of the required aggregation group as described above, but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the plans constituting the required aggregation group. If the aggregation group elected by the Committee is top-heavy, only those plans that are part of the required aggregation group will be subject to the additional requirements placed on top-heavy plans.

	An aggregation group will be top-heavy if the sum (as of the determination date) of:

		(ii)	the present value of the cumulative accrued benefits
for key employees under all defined benefit plans included in such group, and

		(ii)	the aggregate of the accounts of key employees under
all defined contribution plans included in such group, exceeds sixty (60%) percent of a similar sum determined for all employees.

	12.5 Special Minimum Contribution and Vesting Rules Becoming Operative in the Event the Plan Becomes Top-Heavy. In the event that the Plan shall be determined to be top-heavy in any Plan Year, the following special minimum contribution and vesting requirements shall become operative for such Plan Year:

		(1)	The aggregate Employer Discretionary Contributions
allocated to the Account of a non-key employee for each Plan Year in which the Plan is top-heavy shall equal the lesser of (i) three percent (3%) of compensation [as defined in Treasury Regulation Section 1.415-2(d)] for that Plan Year, or (ii) the largest percentage of compensation of Pre-Tax Contributions, Employer Matching Contributions, and Employer Discretionary Contributions allocated to the Account of a key employee under the Plan for the Plan Year. All Employees who are either (i) Participants or (ii) who have satisfied the eligibility requirements pursuant to 3.1 but for whom no Account has been established under the Plan, and who have not separated from the service of the Employer as of the last day of the Plan Year shall receive the minimum contribution.

		(2)	The non-forfeitable portion of a Participant's
Employer Contribution Account, except for a Participant who does not complete an Hour of Service after the Plan becomes top-heavy, will be determined in accordance with the minimum vesting schedule set forth below, if the application of such schedule would result in a greater percentage of the Employer Contribution Account being non-forfeitable than the application of the vesting provisions set forth in 6.2.


						   Non-Forfeitable
		Years of Service		Percentage of Account

		Less than 2                        0%
		2 but less than 3                 20%
		3 but less than 4                 40%
		4 but less than 5                 60%
		5 but less than 6                 80%
		6 or more                        100%


		A Year of Service, for the purpose of this Section, shall mean a Period of Service of 365 days, and Years of Service shall include only those years of service required to be counted under Section 411(a) of the Code, and shall not include those years of service permitted to be disregarded under Section 411(a)(4).

	12.6 Termination of Top-Heavy Status. If the Plan ceases to be top-heavy, this Article XII shall be inoperative with respect to any Plan Year for which the Plan is determined not to be top-heavy; except that with respect to any Plan Participant who has completed three (3) or more Years of Service, as defined in paragraph (2) of 12.5, as of the beginning of the Plan Year for which the Plan is determined not to be top-heavy, the minimum vesting schedule set forth in that paragraph will continue to apply if, at any time, the application of such schedule would result in a greater percentage of the Employer Contribution
Account being non-forfeitable than would the application of the vesting provisions set forth in 6.2.


					ARTICLE XIII

			         SPECIAL SITUATIONS

	13.1 Definitions. Solely for the purposes of this Article XIII, the following definitions shall apply:

		(1)	Annuity Starting Date shall mean (a) the first day of
the first period for which a Transferred Employee's benefits under this
Article are payable as an annuity, or (b) in the event the Transferred
Employee's benefits under this Article are not payable as an annuity, the first day on which all events have occurred which entitle the
Participant to such benefits.

		(2)	Prior Company shall mean Software International
Corporation, BPI Systems, Inc., UCCEL Corporation, Applied Data
Research, Inc., Cullinet Software, Inc., DBMS, Inc., CompuSystems, Inc.,
On-Line Software International, Inc., Pansophic Systems, Incorporated,
or Nantucket Corporation, whichever is applicable.

		(3)	Prior Plan shall mean the Software International
Corporation Retirement/Savings Plan and Trust as amended and restated
effective September 1, 1985, and as thereafter amended (hereinafter referred to as the "Software Plan"), the BPI Systems, Inc. Deferred
Profit Sharing Plan and Trust as adopted by BPI Systems, Inc. effective
December 17, 1985, and as thereafter amended (hereinafter referred to as the "BPI Plan"), the UCCEL Corporation Savings Plus Plan as effective
January 1, 1985, and as thereafter amended (hereinafter referred to as the "UCCEL Plan"), the ADR Savings and Security Plan as amended and restated effective February 1, 1988, and as thereafter amended
(hereinafter referred to as the "ADR Plan"), the Cullinet Software, Inc.
Profit Sharing Retirement Plan as amended and restated effective May 1,
1987, and as thereafter amended, the DBMS, Inc. 401(k) Plan as amended and restated effective September 1, 1989, and as thereafter amended, the CompuSystems, Inc. Retirement Savings Plan as effective March 1, 1989, and as thereafter amended (hereinafter referred to as the "CompuSystems
Plan"),  the On-Line Software International, Inc. Capital Accumulation
Plan as amended and restated effective January 1, 1989, and as thereafter amended (hereinafter referred to as the "On-Line Plan"), the Pansophic Systems, Incorporated Profit-Sharing/Savings Investment Plan as effective October 1, 1990, and as thereafter amended (hereinafter referred to as the "Pansophic Plan"), or the Nantucket Corporation
401(k) Profit Sharing Plan as effective January 1, 1991, and as thereafter amended (hereinafter referred to as the "Nantucket Plan"), whichever is applicable with respect to a Transferred Employee.

		(4)	Transferred Employee shall mean an Employee who was
employed by the Prior Company immediately before he became an Employee.

	13.2 Eligibility of Transferred Employees.  A Transferred
Employee shall become a Participant in accordance with the provisions of Article III hereof. In applying Article III to Transferred


Employees, Periods of Service shall include service with the Prior
Company determined in accordance with the applicable provisions of the Prior Plan.

	13.3 Prior Plan Accounts and Money Purchase Accounts.

		Amounts which are transferred to the Plan from the Prior
Plan (the "Rollover Contributions") shall be allocated to the Rollover
Contribution Account of the Transferred Employee; provided, however, that in the event any portion of the Rollover Contributions are subject to the provisions of Section 417 of the Code, said portion of the Rollover Contributions, if any, shall be allocated to a separate account for each Transferred Employee, hereinafter referred to as the "Money
Purchase Account". Each Money Purchase Account shall be credited or charged with Net Income or Net Loss in the manner described in 5.3.

	13.4 Vesting of Transferred Employees.

		Each Transferred Employee shall at all times be one hundred
(100%) percent vested in his Rollover Contribution Account and Money
Purchase Account, if any. Any Contributions made under this Plan on behalf of or by a Transferred Employee shall be vested in accordance with the provisions of Article VI hereof. A Transferred Employee's service under the Plan shall include service with the Prior Company, determined in accordance with the applicable provisions of the Prior
Plan.


	13.5 Distribution of Accounts of Transferred Employees.

		(1)	Except as otherwise provided in the following
paragraphs, the Account balance of each Transferred Employee shall be distributed in accordance with the provisions of Article VII.

		(2)	(a) If a Transferred Employee is married at the time
of distribution, such Transferred Employee's Money Purchase Account shall, subject to the provisions of 7.3(d), be distributed hereunder in the form of an annuity purchased with the entire Money Purchase Account of the Transferred Employee (i) which is payable for the lifetime of the
Transferred Employee with a survivor annuity for the lifetime of the
Transferred Employee's spouse equal to at least fifty (50%) percent of the annuity payable during the joint lives of the Transferred Employee and the Transferred Employee's spouse, and (ii) which is the actuarial equivalent of a single life annuity payable for the lifetime of the
Transferred Employee that could have been purchased by utilizing the
Transferred Employee's entire Money Purchase Account (hereinafter the
"Qualified Joint and Survivor Annuity"), unless the Transferred Employee elects otherwise pursuant to the provision of paragraph (c).

			(b)	If a Transferred Employee is not married at the
time of distribution, such Transferred Employee's Money Purchase Account shall, subject to the provisions of 7.3(d), be distributed hereunder in the form of a single life annuity purchased with the entire Money


Purchase Account of the Transferred Employee (hereinafter the
"Annuity"), unless the Transferred Employee elects otherwise pursuant to the provisions of paragraph (c). The term Annuity shall, wherever it appears hereinafter, mean an annuity purchased with the Transferred
Employee's entire Money Purchase Account, which is payable for the lifetime of the Transferred Employee.

			(c)	A Transferred Employee may elect, in writing,
during an election period commencing ninety (90) days prior to his
Annuity Starting Date, to waive his right to a Qualified Joint and
Survivor Annuity or Annuity, as applicable, and to have his Money
Purchase Account payable under one of the applicable distribution options set forth in Article VII and may revoke said election, in writing, at any time prior to the end of said election period.  The number of revocations and subsequent new elections shall not be limited, and any new election must comply with the requirements of this paragraph
(c).  In the case of a married Transferred Employee, an election shall not be given effect unless the Transferred Employee's spouse consents, in writing, to the election during the ninety (90) day election period described above.  Such spousal consent shall acknowledge the effect of the election on the spouse's rights to benefits under the Plan, and the optional form of benefit and non-spouse Beneficiary, if any, designated by the Transferred Employee under the optional form of benefit, including any class of Beneficiaries or contingent Beneficiaries, which designations may not be changed without spousal consent (unless such spousal consent expressly permits such designations without any requirement of further consent by the spouse or unless the Participant changes his election to the Qualified Joint and Survivor Annuity). Such spousal consent shall be witnessed by a notary public. Spousal consent to the election or to a subsequent change in the optional form of benefit or non-spouse Beneficiary shall not be required if it is established to the satisfaction of the Plan Administrator that such spousal consent cannot be obtained because (i) there is no spouse, (ii) the spouse cannot be located, (iii) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or (iv) of such other circumstances as the Secretary of the Treasury may, by regulations or otherwise, prescribe. In the event the Participant's spouse is legally incompetent to give such spousal consent hereunder, the spouse's legal guardian, even if such guardian is the Participant, may give such consent. A former spouse's consent shall not be binding on a new spouse. Spousal consent to the Transferred Employee's revocation of an election to waive the Qualified Joint and Survivor Annuity shall not be required. A former spouse's consent shall not be binding on a new spouse.

			(d)	The Committee shall, no later than thirty (30)
days and no more than ninety (90) days prior to the Annuity Starting
Date, provide each Transferred Employee whose vested Account exceeds
$3,500 and on whose behalf a Money Purchase Account is maintained under the Plan with a written explanation of:

			(i)	the terms and conditions of the Qualified Joint
and Survivor Annuity or Annuity;

			(ii)	the Transferred Employee's right to elect
another form of benefit, and the effect of such election;

			(iii) the rights of the Transferred Employee's spouse with respect to the Qualified Joint and Survivor Annuity, and any election not to receive benefits in such form;

			(iv) the Transferred Employee's right to revoke any election not to receive benefits in the form of a Qualified Joint and Survivor Annuity or Annuity and the effect of such revocation;


			(v)	the material features and relative values of the
optional forms of benefit available under the Plan; and

			(vi)	the Transferred Employee's right, if any, to
defer the commencement of his distribution.

			(e)	The rights of any spouse or Beneficiary
hereunder shall be extinguished to the extent that such rights are in conflict with the provisions of any domestic relations order which is a
"Qualified Domestic Relations Order" within the meaning of Section
206(d)(3)(A) of ERISA.

		(3)	(a) If a married Transferred Employee shall die prior
to his Annuity Starting Date, the deceased Transferred Employee's Money
Purchase Account shall be applied toward the purchase of a lifetime annuity for such Transferred Employee's spouse (hereinafter the "Pre-


Retirement Survivor Annuity"), unless such Transferred Employee elects otherwise pursuant to the election procedure set forth in paragraphs (b) and (c) below. Annuity payments to the spouse shall commence no later than the first day of the month following the date the Transferred
Employee would have attained his Normal Retirement Age, or, if later, the date the Transferred Employee died; provided, however, that upon written request from the spouse, the annuity may be paid commencing as of the first day of any month following the Transferred Employee's death. Notwithstanding the above, the Committee shall distribute the Transferred Employee's entire Account to the surviving spouse in a lump sum as soon as practicable following the Transferred Employee's death in the event such Account does not exceed $3,500, and, to the extent permitted by law, the surviving spouse may elect to receive the deceased
Transferred Employee's entire Account in accordance with the provisions of 7.2(3), in lieu of the Pre-retirement Survivor Annuity described in this paragraph (a).

			(b)	A Transferred Employee on whose behalf a Money
Purchase Account is maintained may elect to waive the Pre-retirement
Survivor Annuity described in paragraph (a) above and designate a
Beneficiary other than his spouse, during the election period described in paragraph (c) below.  If the Transferred Employee elects to waive the
Pre-retirement Survivor Annuity, then, in the event of the death of the
Transferred Employee prior to his Annuity Starting Date, the deceased


Transferred Employee's Money Purchase Account shall be distributed in accordance with the provisions of 7.2(3) hereof. A waiver by a Transferred Employee of the Pre-retirement Survivor Annuity shall not be effective unless the Transferred Employee's spouse consents in writing to such waiver during the election period described in paragraph (c) below. Such spousal consent shall acknowledge the effect of the waiver on the spouse's rights to benefits under the Plan, and the specific non-spouse Beneficiary, if any, designated by the Transferred Employee, including any class of Beneficiaries or contingent Beneficiaries, which designations may not be changed without the spouse's consent (unless such spousal consent expressly permits such changes without any requirement of further consent by the spouse or unless the Transferred
Employee charges his election to the Pre-Retirement Spouse's Annuity).
Such spousal consent shall be witnessed by a notary public. Spousal consent to a waiver of the Pre-retirement Survivor Annuity or to a subsequent change in Beneficiary shall not be required if it is established to the satisfaction of the Committee that such spousal consent cannot be obtained because (i) there is no spouse, (ii) the spouse cannot be located, (iii) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect or (iv) of such other circumstances as the Secretary of the Treasury may, by regulations or otherwise, prescribe. In the event the Participant's spouse is legally incompetent to give such spousal consent hereunder, the spouse's legal guardian, even if such guardian is the Participant, may give such consent.


Spousal consent to the Transferred Employee's revocation of a waiver of the Pre-retirement Survivor Annuity under paragraph (c) below is not required. A former spouse's consent shall not be binding on a new spouse.

			(c)	Each Transferred Employee on whose behalf a
Money Purchase Account is maintained shall have the right to waive the
Pre-retirement Survivor Annuity in accordance with paragraph (b), and to revoke said waiver during an election period commencing on the first day of the Plan Year in which the Transferred Employee attains age thirty-
five (35), or, if later, on the date the Transferred Employee first becomes a Participant, and ending on the date of the Transferred
Employee's death; provided, however, that if the Transferred Employee's employment with the Employer is terminated, the election period shall commence no later than the date of termination of employment with respect to amounts in the Money Purchase Account prior to such date.
The number of revocations, and subsequent new waivers shall not be limited.  Any new waivers shall comply with the requirements of paragraph (b) above and this paragraph (c).

			(d)	The Committee shall provide to each Transferred
Employee on whose behalf a Money Purchase Account is maintained, within the period beginning with the first day of the Plan Year in which the
Transferred Employee attains age thirty-two (32) and ending on the last day of the Plan Year in which the Transferred Employee attains age thirty-four (34), a written explanation of:


			(i)	the terms and conditions of the Pre-retirement
Survivor Annuity;

			(ii)	the Transferred Employee's right to waive the
Pre-retirement Survivor Annuity and the effect of such waiver;

			(iii) the rights of the Transferred Employee's spouse with respect to the Pre-retirement Survivor Annuity and any waiver thereof, and any designation of a Beneficiary other than the spouse; and

			(iv) the Transferred Employee's right to revoke any waiver of the Pre-retirement Survivor Annuity and the effect of such revocation;

	provided, however, that if the Transferred Employee becomes a Participant after attaining age thirty-two (32), said written explanation shall be provided to him by the end of the three (3) year period beginning with the first day of the Plan Year of his entry, or, if the Transferred Employee terminates service prior to age thirty-two
(32), said written explanation shall be provided to him within one (1) year following such termination.

		(4)(a) Except as otherwise provided in this 13.5, the methods of distribution set forth in 7.3 shall include a life annuity with respect to any Transferred Employee who was a former participant in the Software Plan or the UCCEL Plan; provided, however, that if such Transferred Employee is married at the time of distribution and elects a life annuity as the method of distribution, such Transferred Employee's distribution shall be paid in the form of a Qualified Joint and Survivor
Annuity as described in paragraph (2)(a) above, unless the Transferred


Employee elects otherwise pursuant to the provisions of paragraph (2)(c) above.

		   (b) Except as otherwise provided in 7.1(1) and 7.3(d), a Transferred Employee who was a former participant in the ADR Plan and who terminates employment with the Employer other than by reason of retirement, disability or death, may elect to have his Rollover
Contribution Account paid to him no later than sixty (60) days following the end of the Plan Year in which his employment terminates under the method specified in 7.3(b); provided, however, that if such Transferred
Employee does not make the preceding election, or the election set forth in 7.1(1), such Transferred Employee's vested Account balance shall be held in the Fund until he reaches Normal Retirement Age, at which time it shall be paid to him under any method specified in 7.3.

		   (c) Except as otherwise provided in 7.3(d) and 7.6, a Transferred Employee who was a former participant in the ADR Plan may elect to defer the distribution of his Rollover Contribution Account for a specified number of calendar months up to one (1) year following such Transferred Employee's termination of employment with the Employer, in which case such Rollover Contribution Account shall be distributed to him in a lump sum.

		   (d) Except as otherwise provided in 7.1(1) and 7.3(d), a Transferred Employee who was a former participant in the On-Line Plan and who terminates employment with the Employer prior to his Normal
Retirement Age or due to Disability (before his attainment of Normal
Retirement Age), may elect to defer the distribution of his Rollover
Contribution Account until the later of (i) the date he attains age sixty-two (62) or (ii) the later of (A) the date he attains age sixty
(60) or (B) the fifth anniversary of the date he commenced participation in the On-Line Plan.

		(5) Notwithstanding any other provision in this Plan to the contrary and except as otherwise provided in 7.1(1) and 7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the CompuSystems Plan.

			(a)	The methods of distribution set forth under 7.3
shall include the following:

				(i)  a straight life annuity;

				(ii)  a single life annuity with a period
certain of five (5), ten (10) or fifteen (15) years, as elected by the Participant;

				(iii)  a single life annuity with installment
refund;

				(iv)  a survivorship life annuity with
installment refund and survivor percentages of fifty (50), sixty-six and two-thirds (66-2/3) or one hundred (100);


				(v)  a fixed period annuity for any period of
whole months which is not less than sixty (60) and does not exceed the life expectancy of the Participant and his designated Beneficiary, where life expectancy is not recalculated; and

				(vi)  a series of installments elected by the
Participant with a minimum payment each year beginning with the year during which the Participant attains age seventy and one-half (70-1/2).
The payment for the first year in which a minimum payment is required under this option shall be made by April 1 of the following calendar year and the payment for the second year and each succeeding year shall be made by December 31 of that year. The minimum payment shall be based on a period equal to the joint and last survivor expectancy of the Participant and the Participant's spouse, if any, where the joint and last survivor expectancy is recalculated. If a Participant dies before receiving all installment payments due under this option, any remaining installments shall be paid to the Participant's Beneficiary in one lump sum. If a Transferred Employee elects this method of distribution, he may elect on any later date to have the balance of his Rollover
Contribution Account paid under any of the optional forms set forth above, including a single lump sum distribution.

				(b)	If the Transferred Employee elects an
annuity under subparagraph (a) above and is married at the time distributions commence, distributions of his Rollover Contribution
Account shall be made in the form of a Qualified Joint and Survivor
Annuity as described in paragraph (2)(a) above, unless such Employee elects otherwise in accordance with the spousal consent provisions set forth in paragraph (2)(c) above.

				(c)(i)  If the Transferred Employee terminates
employment with the Employer on or after Normal Retirement Age, Early
Retirement Age (as defined herein) or due to Disability, distributions shall commence in accordance with 7.2(1) or (2), whichever is applicable; provided, however, that the Transferred Employee may elect to defer the distribution of his Rollover Contribution Account until the latest date distributions are required to commence under 7.6. For purposes of this subparagraph (c)(i), Early Retirement Age means, with respect to a Transferred Employee hereunder, the first day of the month coinciding with or first following the date such Employee terminates employment with the Employer on or after the later of the date he attains age fifty-five (55) or his completion of seven (7) Years of Service for vesting purposes, and prior to his Normal Retirement Age.


				(ii)  If a Transferred Employee terminates
employment with the Employer other than by reason of retirement, disability or death, distributions shall be made in accordance with
 7.1(1); provided, however, that (A) the forms of distribution under said Section shall, with respect to such Employee's Rollover
Contribution Account, include the methods of distribution set forth under subparagraph (a) above, and (B) such Transferred Employee may elect to defer the distribution of his Rollover Contribution Account until the latest date distributions are required to commence under 7.6.
If such Transferred Employee terminates employment with at least seven
(7) Years of Service for vesting purposes, the Transferred Employee may elect to commence the distribution of his Rollover Contribution Account upon his attainment of age fifty-five (55).

				(iii)  If a Transferred Employee remains in
employment with the Employer on or after his Normal Retirement Age, such Employee may elect to commence the distribution of his Rollover
Contribution Account at such Age, regardless of whether the Employee has terminated employment with the Employer.

			(d)	If the Transferred Employee dies prior to the
commencement of benefit payments, the forms of distribution set forth under 7.2(3) shall include the methods set forth under subparagraph (a)
above, except that a series of installments shall not be available under subparagraph (a) above if the Beneficiary is not the Transferred
Employee's surviving spouse.

		(6) Except as otherwise provided in 7.1(1) and 7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the Pansophic Plan.

			(a) The methods of distribution which such Transferred Employee may elect upon termination of employment for any reason set forth under 7.1, 7.2(1) or 7.2(2) shall include the following:
				(i)  a lump sum;

				(ii)  substantially equal annual or semi-
	annual installments over a fixed number of years not extending beyond the life expectancy of the Transferred Employee or the life expectancy of the Transferred Employee and a designated Beneficiary; or

			   (iii)  a life annuity;  provided, however that
	if such Transferred Employee is married at the time of distribution and elects to receive his Rollover Contribution Account under this life annuity option, such Transferred Employee's Rollover
Contribution Account shall be paid in the form of a Qualified Joint and Survivor Annuity as described in paragraph (2)(a) above, unless the Transferred Employee elects otherwise pursuant to the provisions of paragraph (2)(c) above.


			(b) If such Transferred Employee dies prior to to the commencement of benefit payments, the forms of distribution set forth under 7.2(3) shall include the following:

				(i)  substantially equal annual or semi-
	annual installments over a fixed number of years not extending beyond the life expectancy of the designated Beneficiary; or

			   (iii)  a life annuity.

		(7) Except as otherwise provided in 7.1(1) and 7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the Nantucket Plan.

			(a) The methods of distribution which such Transferred Employee may elect upon termination of employment for the reasons set forth under 7.1 shall include the installment method set forth under 7.3(b).

			(b) Upon termination of employment for any reason set forth under 7.1, 7.2(1) or 7.2(2), the Transferred Employee may elect to defer the distribution of his Rollover Contribution Account until the April 1 following the date upon which he attains age seventy and one-half (70-1/2).

	13.6 Assignment of Money Purchase Account for Plan Loan.

		In no event shall any portion of the Money Purchase Account of a married Transferred Employee be assigned as collateral for a loan pursuant to the provisions of 8.2(6), unless such Transferred
Employee's spouse consents, in writing, to such assignment, within the ninety (90) day period prior to the distribution of the loan. Such spousal consent shall be in the manner described in 13.5(2)(c).

	13.7  Rollover Contribution Account of Non-Transferred Employees.

		In the event that a Prior Plan maintained by a Prior Company shall be terminated on or after such Prior Company becomes a Related
Company (as defined in 1.1(19), any amounts transferred to the Plan as a result of the application of Treas. Reg. Section 1.411(a)-11(e)(1) on behalf of employees who where participants in the Prior Plan but who are not Transferred Employees, shall be allocated to a Rollover Contribution
Account on behalf of such employees. Such employees shall be one hundred (100%) percent vested at all times in such Rollover Contribution
Accounts, the distribution of which shall be subject to the applicable provisions of 13.5.

	IN WITNESS WHEREOF, Computer Associates International, Inc., as
authorized by its Board of Directors, has caused these presents to be
signed by its proper officer this   20th  day of May, 1993.


Attest:				COMPUTER ASSOCIATES INTERNATIONAL, INC.



/s/Belden Frease                 By: /s/Peter A. Schwartz
- ----------------                    ----------------------
Secretary				   Title:  Sr. Vice President/CFO



			 	APPENDIX
			Effective Date Provisions


		The provisions of this amended and restated Plan shall be effective March 31, 1992, except as otherwise provided below or except as otherwise provided in the Plan:

		The definition of Code set forth under Article I shall be effective as of January 1, 1987.

		The definition of Compensation set forth under Article I shall be effective with respect to contributions allocated for Plan
Years beginning after December 31, 1986, except as may otherwise be provided under the Treasury Regulations promulgated under Section 414(s) of the Code; provided, however, that the $200,000 limitation as set forth in said definition shall be effective with respect to contributions allocated for Plan Years beginning after December 31, 1988.

		The definition of Plan set forth under Article I shall be effective as of April 1, 1988.

		Clause (d) in the definition of Related Company set forth under Article I shall be effective with respect to Plan Years beginning after December 31, 1984.

		The last clause in the first sentence of Section 4.1(a), paragraph (b) of Section 4.1, and Section 4.7 shall be effective with respect to tax years beginning after December 31, 1986, except as may otherwise be provided under the Tax Reform Act of 1986, as amended, and any Treasury Regulations and other rulings and pronouncements promulgated under Sections 401(k) and 402(g) of the Code.

		The provisions relating to Voluntary Contributions set forth in Sections 3.2, 3.3(ii), and 4.6 shall be effective July 1, 1993.

		Section 4.4, paragraphs (3), (4) and (5) of Section 4.7, and the proviso set forth in the first sentence of Section 4.2 shall be effective July 1, 1993.

		Paragraphs (3) and (4) of Section 4.8 shall be effective
January 1, 1992, except that any language set forth in Section 4.8 relating to Voluntary Contributions shall be effective July 1, 1993.

		Paragraph (2) of Section 5.2 shall be effective with respect to Plan Years beginning after December 31, 1988.

		Section 5.2(5) shall be effective with respect to Plan Years beginning after December 31, 1988, except as may otherwise be provided under the Tax Reform Act of 1986, as amended, and any Treasury


Regulations and other rulings and pronouncements promulgated under Sections 401(a)(26) and 410(b) of the Code.

		Paragraphs (1) and (2) of Section 5.3 shall be effective
June 1, 1993, and said paragraphs as in effect under the terms of the Plan prior to the adoption of this amendment and restatement shall be effective from March 31, 1992 through May 31, 1993.

		Paragraphs (1) and (2) of Section 5.4 shall be effective with respect to Plan Years beginning after December 31, 1984.

		Section 5.5(1) shall be effective with respect to Limitation
Years beginning after December 31, 1986.

		The last paragraph of Section 7.3(b) shall be effective with respect to Accounts in existence after December 31, 1984, except as may otherwise be provided under the Treasury Regulations promulgated under
Section 401(a)(9) of the Code.

		Clause (ii) in the second sentence of Section 7.4(2)(a) and the comparable provisions of Section 13.5(2)(c) and (3)(b) shall be effective with respect to Plan Years beginning after October 22, 1986.

		Section 7.5 shall be effective with respect to Plan Years beginning after December 31, 1988.

		Section 7.6 shall be effective with respect to Accounts in existence after December 31, 1984, except as may otherwise be provided under the Treasury Regulations promulgated under Section 401(a)(9) of the Code; provided, however, that paragraph (b) under said Section shall be effective with respect to tax years beginning after December 31, 1988, except that the provisions of Section 401(a)(9)(C) of the Code as in effect on December 31, 1988 shall apply in lieu of such paragraph (b) with respect to tax years beginning after December 31, 1984 and prior to such date, and except that the second sentence of said paragraph (b) shall be effective July 1, 1993.

		Paragraph (b) of Section 7.7 shall be effective with respect to Accounts in existence after December 31, 1984, except as may otherwise be provided under the Treasury Regulations promulgated under
Section 401(a)(9) of the Code.

		Section 7.9 shall be effective with respect to distributions made after December 31, 1992, except as may otherwise be provided under any Treasury Regulations or other rulings and pronouncements promulgated by the Secretary of the Treasury.

		Paragraphs (2), (3) and (4) of Section 8.1 shall be effective as of January 1, 1992.

		Section 8.2 shall be effective with respect to loans made, renewed or renegotiated after December 31, 1988, except that paragraphs
(2) and (5) therein shall be effective with respect to loans made,


renewed or renegotiated after December 31, 1986, and paragraphs (4) and
(6) therein shall be effective with respect to loans made, renewed or renegotiated after October 18, 1989.

		Section 9.1(b) shall be effective with respect to Plan Years beginning after December 31, 1988.

		Paragraph (1) of Section 9.6 shall be effective with respect to Plan Years beginning after December 31, 1988.

		The last sentence of Section 9.6(2) shall be effective with respect to Plan Years beginning after December 31, 1986.

		Paragraph (5) of Section 10.1 shall be effective with respect to Plan Years beginning after December 31, 1988.

		Section 11.2 shall be effective with respect to Plan Years ending on or after March 30, 1993.

		Paragraph (1) of Section 12.5 shall be effective with respect to Plan Years beginning after December 31, 1988.

		The exception set forth in Section 12.6 shall be effective only with respect to Employees who have completed at least one (1) Hour of Service during any Plan Year beginning after December 31, 1988.

		Paragraph (1) of Section 12.3 shall be effective with respect to Plan Years beginning after December 31, 1983.

		The definition of Annuity Starting Date set forth under
Section 13.1 shall be effective with respect to Plan Years beginning after December 31, 1984.

		The spousal consent provisions set forth Section 13.6 shall be effective with respect to loans made, renewed or renegotiated after August 18, 1985.

		Section 13.7 shall be effective with respect to Plan Years beginning after December 31, 1988.

